UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. ___ )

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ASGN Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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26745 Malibu Hills Road
Calabasas, California 91301

April 30, 2020

Dear Fellow Stockholder:

On behalf of your Board of Directors and management, you are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of ASGN Incorporated (the “Company” or “ASGN”), at which you will be asked to vote upon:

1.	the election of Mark A. Frantz, Jonathan S. Holman and Arshad Matin, as directors for three-year terms to expire at our 2023 Annual Meeting of Stockholders;
2.	the approval of the Company's Second Amended and Restated 2010 Employee Stock Purchase Plan;
3.	an advisory vote to approve the Company's executive compensation for the year ended December 31, 2019;
4.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020; and
5.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be held on Thursday, June 18, 2020, at 9:00 a.m. Eastern Daylight Time. The Annual Meeting will be held as a virtual meeting of stockholders, to be conducted exclusively online via live webcast. We believe that this virtual format prioritizes the health and well-being of our stockholders, directors and officers in the midst of the recent public health concerns related to the coronavirus (COVID-19) outbreak.

You will b able to participate in the Annual Meeting, submit questions during the Annual Meeting, and vote your shares electronically during the meeting by visiting www.meetingcenter.io/236659043. Because the Annual Meeting is being conducted electronically, you will not be able to attend the meeting in person. Details regarding how to participate in the live webcast of the Annual Meeting and the business to be conducted at the meeting are provided in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

Please promptly vote your shares by telephone, using the Internet, or by signing and returning your proxy in the enclosed envelope.

Your vote is important no matter how many shares you own. In order to ensure that your shares will be represented at the Annual Meeting, please vote your shares using one of the voting instruments available to you.

We thank you for your continued interest in ASGN and look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ Theodore S. Hanson
Theodore S. Hanson
President and Chief Executive Officer

26745 Malibu Hills Road
Calabasas, CA 91301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Thursday, June 18, 2020

The 2020 Annual Meeting of Stockholders of ASGN Incorporated (the "Company" or "ASGN") will be held virtually and exclusively online via live webcast on Thursday, June 18, 2020, at 9:00 a.m. Eastern Daylight Time, for the purpose of considering and voting upon:

1.	the election of Mark A. Frantz, Jonathan S. Holman and Arshad Matin as directors for three-year terms to expire at our 2023 Annual Meeting of Stockholders;
2.	the approval of the Company's Second Amended and Restated 2010 Employee Stock Purchase Plan;
3.	an advisory vote to approve the Company's executive compensation for the year ended December 31, 2019;
4.	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020; and
5.	such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The expenses of printing proxy materials, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by ASGN Incorporated. Only stockholders of record at the close of business on April 20, 2020 are entitled to notice of, and to vote at, the Annual Meeting.

All stockholders are cordially invited to attend the live webcast of the Annual Meeting by visiting www.meetingcenter.io/236659043. To participate in and vote at the Annual Meeting, stockholders will need the unique 15-digit control number (printed in the box marked by the arrow) in their Notice of Internet Availability of Proxy Materials or proxy card (if you request a printed copy of the proxy materials). The password for the meeting is ASGN2020. However, to ensure your representation at the Annual Meeting, you may access your proxy card by going to www.envisionreports.com/ASGN, entering the information requested on your computer screen and following the simple instructions, or by calling (in the United States, U.S. territories, and Canada) toll free 1-800-652-VOTE (8683) on a touchtone telephone and following the simple instructions provided by the recorded message. The instructions for voting can be found with your proxy card, on the Notice, and on the website listed in the Notice. If you received or requested a printed version of the proxy card, you may also vote by mail. Any stockholder of record attending the Annual Meeting may vote during the Annual Meeting even if he or she has previously returned a proxy card. If you hold your shares in “street name,” you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote by ballot at the Annual Meeting.

By Order of the Board,
/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Secretary
April 30, 2020
Calabasas, California

2020 PROXY STATEMENT
TABLE OF CONTENTS

General Information about the Annual Meeting and Voting	1	Option Exercises and Stock Vested	44
Proposal One – Election of Directors	5	Non-Qualified Deferred Compensation	44
Approval of Proposal One	5	Payments Upon Termination or Change in Control	45
Independent Directors and Material Proceedings	8	Equity Compensation Plan Information	48
Role of the Board	8	CEO Pay Ratio	50
Board Leadership Structure	8
Board Committees and Meetings	8	Proposal Two – Approval of the Company's Second Amended and Restated 2010 Employee Stock Purchase Plan	51
Risk Oversight	11	Description of the Amended ESPP	51
Meetings	11	Vote Required	54
Attendance of Directors at 2019 Annual Meeting of Stockholders	12	Board Recommendation	54
Director Compensation	12
Director and Executive Officer Stock Ownership Guidelines	13
Director and Executive Officer Hedging and Pledging Transactions Policy	13	Proposal Three – Advisory Vote on Executive Compensation	55
Communicating with the Board	13	Vote Required	56
Ethics	14	Board Recommendation	56
Compensation Committee Interlocks and Insider Participation	14
		Proposal Four – Ratification of Appointment of Independent Registered Public Accounting Firm	57
Security Ownership of Certain Beneficial Owners and Management	15	Principal Accountant Fees and Services	57
Ownership of More than Five Percent of the Common Stock of ASGN	15	Vote Required	57
Ownership of Directors and Management of ASGN	16	Board Recommendation	57
Stock Performance Graph	18	Report of the Audit Committee	58
Executive Compensation Discussion and Analysis	19	Certain Relationships and Related Party Transactions	59
Compensation Committee Chair Letter	19	Delinquent Section 16(a) Reports	59
Executive Summary	20	Other Matters	59
Compensation Philosophy	25	Where You Can Find Additional Information	59
Compensation Committee Report	36	Incorporation by Reference	60
Summary Compensation Table	37	Proposals by Stockholders	60
Grants of Plan-Based Awards	38	Miscellaneous	60
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table	40	Annex A – Performance Targets Adjusted EBITDA	A-1
Outstanding Equity Awards at Fiscal Year End	42	Annex B – ASGN Incorporated Second Amended and Restated 2010 Employee Stock Purchase Plan	B-1

ASGN Incorporated
26745 Malibu Hills Road
Calabasas, California 91301

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held on

    Thursday, June 18, 2020

ASGN Incorporated (the “Company,” “ASGN,” “we,” “our,” or “us”) is providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of ASGN of proxies to be voted at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 18, 2020 at 9:00 a.m. Eastern Daylight Time, or at any adjournment or postponement thereof. A Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to each stockholder entitled to vote at the Annual Meeting commencing on or about April 30, 2020.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers address some questions you may have regarding the matters to be voted upon at the Annual Meeting. These questions and answers may not address all questions that may be important to you as an ASGN stockholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement.

Who is soliciting my vote?

The Board of ASGN is soliciting your vote at the 2020 Annual Meeting of Stockholders for the following matters:

Proposal 1: the election of Mark A. Frantz, Jonathan S. Holman and Arshad Matin, as directors for three-year terms to expire at our 2023 Annual Meeting of Stockholders;

Proposal 2: approval of the Company's Second Amended and Restated 2010 Employee Stock Purchase Plan;

Proposal 3: an advisory vote to approve the Company's executive compensation for the year ended December 31, 2019; and

Proposal 4: the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020.

If any such other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the persons named as proxies shall vote the shares represented thereby in their discretion.

What is included in the proxy materials?

Proxy materials include this Proxy Statement for the Annual Meeting and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2020. The Company will provide without charge to each person solicited hereunder, upon the written request of any such person, a copy of the Annual Report, including the financial statements and the financial statement schedules thereto. This Proxy Statement and our Annual Report are available free of charge on our website at www.asgn.com. Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this Proxy Statement.

Who may vote at the Annual Meeting?

The Board has set April 20, 2020, as the record date for the Annual Meeting. If you were the owner of shares of ASGN common stock at the close of business on April 20, 2020, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares held directly in your name with our transfer agent as a “holder of record” and shares held for you in an account with a broker, bank or other nominee (shares held in “street name”).

Delivery of Proxy Materials: What is Notice and Access?

In accordance with the e-proxy rules of the SEC, we will mail a Notice to our stockholders of record, and brokers, bank and other nominees (collectively, “nominees”) who hold shares on behalf of beneficial owners (also called “street name holders”) on or about April 30, 2020. The Notice describes the matters to be considered at the Annual Meeting and how the stockholders can access the proxy materials online. It also provides instructions on how those stockholders can vote their shares. If you received the Notice, you will not receive a print version of the proxy materials unless you request one. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice. If you hold your shares in street name, you may request paper copies of the Proxy Statement and proxy card from your nominee by following the instructions on the notice your nominee provides you.

A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting for a period of 10 days before the Annual Meeting. To arrange review of the list of stockholders, please contact Investor Relations at (818) 878-7900.

How do you attend the virtual Annual Meeting, vote and ask questions during the virtual Annual Meeting, and access the list of stockholders?

To attend the Annual Meeting, you must be a stockholder of record as of the Record Date. To participate in and vote at the Annual Meeting, stockholders will need the unique 15-digit control number (printed in the box marked by the arrow) in their Notice of Internet Availability of Proxy Materials or proxy card (if you request a printed copy of the proxy materials). The password for the meeting is ASGN2020.

Stockholders may vote, submit questions, and access the list of stockholders entitled to vote during the Annual Meeting by following the instructions available on the website above during the Annual Meeting.

How many shares must be present to hold the meeting?

A majority of ASGN’s outstanding shares of common stock as of the record date must be present in person or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. On March 31, 2020, there were 52,443,485 shares of ASGN common stock outstanding (all of which are entitled to vote at the Annual Meeting).

How many votes are required to approve each item?

Election of directors (Proposal 1) - Directors shall be elected by the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present. If any nominee for director receives a greater number of votes “against” his or her election than votes “for” such election, our Bylaws require that such person must promptly tender his or her resignation to the Board following certification of the vote. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote.

Approval of the Company's Second Amended and Restated 2010 Employee Stock Purchase Plan (the "Amended ESPP") (Proposal 2) - approval of the Amended ESPP requires the vote of the holders of a majority of the stock having voting power present in person or represented by proxy on the proposal. Abstentions will have the same effect as a vote "against" such proposal, and broker non-votes will have no effect on the vote.

Other proposals (Proposals 3 and 4) - Stockholder approval of each of the other proposals, including the non-binding votes to approve executive compensation and the ratification of the appointment of an independent registered public accounting firm, requires the vote of the holders of a majority of the stock having voting power in person or represented by proxy on such proposal. These votes are advisory and are not binding on the Board or ASGN. However, the Board will review the voting results and take them into consideration. Abstentions will have the same effect as a vote "against" such proposal, and broker non-votes will have no effect on the vote.

How are votes counted?

With respect to each of the agenda items, you may vote "for," "against" or "abstain."

If you sign and submit your proxy card without voting instructions, your shares will be voted FOR the director nominees put forth by the Board, for approval of the Amended ESPP, FOR approval of the advisory vote on executive compensation, and FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

What if I abstain from voting?

If you attend the live webcast of the Annual Meeting or send in your signed proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists and your abstention will have no effect on the election of the nominees, and the same effect as a vote against the Amended ESPP and advisory vote proposals.

Will my shares be voted if I do not sign and return my proxy card or vote in person?

If you do not sign and return your proxy card or vote in person, your shares will not be voted at the Annual Meeting. If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. If a broker who holds shares for another person does not vote on a particular proposal because that broker does not have discretionary voting power for the proposal and has not received voting instructions from the owner of the shares, then a “broker non-vote” will occur. It is important that you vote your shares.

The election of directors, approval of the Amended ESPP and the advisory vote on executive compensation are non-routine matters, whereas the appointment of our independent registered public accounting firm is a routine matter. Therefore, if your shares are held in “street name” by your broker and you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote on the election of directors, approval of the Amended ESPP, or the advisory vote on executive compensation. However, with regard to the ratification of the appointment of our independent registered public accounting firm, your broker will be permitted to vote your shares at its discretion. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but they will not be counted for purposes of determining whether any of the proposals except for the ratification of the Company's independent registered public accounting firm have been approved.

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

Proposal 1: FOR Mark A. Frantz, Jonathan S. Holman and Arshad Matin, the director nominees named in this Proxy Statement;

Proposal 2: FOR approval of the Company's Second Amended and Restated 2010 Employee Stock Purchase Plan;

Proposal 3: FOR the proposal regarding an advisory vote to approve the Company's executive compensation for the year ended December 31, 2019; and

Proposal 4: FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020.

What do I need to do now?

All stockholders are urged to vote by telephone or on the Internet by following the instructions on the Notice. If you received a paper copy of this Proxy Statement instead of the Notice, you may vote your shares by (a) submitting a proxy by telephone or on the Internet by following the instructions on the proxy card or (b) completing, dating and signing the proxy card included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided. ASGN stockholders may also vote in person at the Annual Meeting.

Most of our stockholders may vote their shares by telephone or the Internet. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting can be found with your proxy card or on the Notice.

How do I vote my shares without attending the Annual Meeting?

If you are a registered stockholder, you may access your proxy card by either:

•	Going to the following website: www.envisionreports.com/ASGN, entering the information requested on your computer screen, and then following the simple instructions;

•	Calling (in the United States, U.S. territories and Canada), toll free 1-800-652-VOTE (8683) on a touch-tone telephone, and following the simple instructions provided by the recorded message; or

•	Completing, dating and signing the proxy card included with the Proxy Statement and promptly returning it in the pre-addressed, postage-paid envelope provided.

If you hold your shares in "street name," you need to follow the instructions provided to you by your bank, broker or other holder of record. Your bank or broker may direct you to the following website, www.edocumentview.com/ASGN to view and download the proxy documents.

What happens if my shares are held in more than one account?

If your shares are held in more than one account, you will receive a voting instrument for each account. To ensure that all of your shares in each account are voted, you must sign, date and return each proxy card you receive.

If you and other residents at your mailing address own shares of ASGN stock in “street name,” your bank, broker or other holder of record may have notified you that your household will receive only one Notice of Annual Meeting of Stockholders for each company in which you hold stock through that bank, broker or other holder of record. This practice is known as “householding.” Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Therefore, your bank, broker or other holder of record will send only one copy of our Annual Report and Proxy Statement to your address. Each stockholder in your household will continue to receive a separate voting instruction form.

If you would like to receive your own copy of our Annual Report and Proxy Statement in the future, the Company will promptly deliver, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to your attention. Requests should be directed to ASGN

Incorporated, Attention: Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-7900. If you share an address with another ASGN stockholder and together both of you would like to receive only a single set of ASGN annual disclosure documents, please contact our Investor Relations group by written or telephonic request at ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-7900. As a part of this process, you will be asked to provide your name, the name of your bank, broker or other holder of record and your account number. The revocation of your consent to householding should be effective 30 days following receipt of your instructions.

If you did not receive an individual copy of this year’s Annual Report or Proxy Statement, we will send a copy to you upon a written or oral request. Written requests for such copies should be addressed to ASGN Incorporated, Attention: Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301. Please contact our Investor Relations group by telephone at (818) 878-3136 with any oral requests for such copies.

May I revoke my proxy and change my vote?

You may revoke your proxy at any time before it is voted by:

•	submitting a properly signed proxy card with a later date;

•	delivering to the Secretary of ASGN a written revocation notice bearing a later date than the proxy card;

•	voting online during the Annual Meeting; or

•	voting by telephone or the Internet after you have given your proxy.

 How can I find out the results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published on a Form 8-K which will be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL ONE – ELECTION OF DIRECTORS

The Bylaws of ASGN provide that our Board shall be comprised of not less than four but no more than nine directors and the exact number within that range may be fixed by the Board. The number is currently fixed at nine directors. The Board is divided into three classes, as equal in number as possible. At each Annual Meeting, one class of directors is elected for a three-year term.

At this year’s Annual Meeting, three directors will be elected to serve until our 2023 Annual Meeting of Stockholders or until their successors are elected and qualified. Mark A. Frantz, Jonathan S. Holman and Arshad Matin have terms that are expiring, and they have been nominated to stand for election or re-election. Unless otherwise instructed by stockholders, the persons named as proxies will vote the proxies received by them FOR the election of Messrs. Frantz, Holman and Matin. Each of the nominees have consented to serve if elected, but if any of them are unable or unwilling to serve, the persons named as proxies may exercise their discretion to vote for substitute nominees.

Approval of Proposal One

The nominees receiving the affirmative vote of a majority of the votes cast will be elected as directors. The Board unanimously recommends that our stockholders vote FOR the three directors set forth below who are up for election or re-election this year.

Set forth below are the nominees’ biographies which include the skills, qualities and experiences of each of the nominees.

Director Nominees Up for Election

Mark A. Frantz

Mr. Frantz was appointed as a director to the Company’s Board of Directors in June 2019 after serving as an adviser to the Board since June 2018. Mr. Frantz co-founded Blue Delta Capital Partners, a growth capital firm focused on the U.S. federal government services marketplace in 2009. Prior to Blue Delta, Mr. Frantz was a partner at RedShift Ventures from 2007 to 2009. He also served as the managing general partner of In-Q-Tel, the strategic venture capital affiliate of the U.S. intelligence community in 2006, and was a principal with Carlyle Venture Partners from 2001 to 2006, the associate to the senior chairman at Alex. Brown from 1997 to 2000, the economic and technology policy advisor to Pennsylvania Governor Tom Ridge from 1993 to 1997, and the associate director of The White House Office of Intergovernmental Affairs under President George H. W. Bush from 1990 to 1993. From 2015 to 2018, Mr. Frantz served on the board of directors for CSRA Inc. (formerly NYSE: CSRA), prior to its acquisition by General Dynamics for $9.7 billion. Mr. Frantz earned bachelor of arts degrees in history and political science from Allegheny College, and he received a juris doctor and master of business administration degree from the University of Pittsburgh. Mr. Frantz contributes to the Board his track record helping grow leading U.S. government services companies, and he possesses a very deep understanding of market dynamics and drivers within the government contracting sector.

Jonathan S. Holman

Mr. Holman is the founder and since 1981 has been the president of The Holman Group, Inc., an executive search firm. To date, Mr. Holman has recruited over 150 chief executive officers to public and private companies, ranging from start-ups to companies with over $1 billion in revenue in a variety of industries. Mr. Holman was named as one of the top 200 executive recruiters in the world in The Global 200 Executive Recruiters and named as one of the top 250 executive recruiters in The New Career Makers. Mr. Holman regularly speaks at technology industry gatherings. Prior to founding The Holman Group, Mr. Holman served in various human resources-related positions. Mr. Holman received a master of business administration degree from Stanford University and a bachelor of arts degree from Princeton University, both with high academic honors. In his role at The Holman Group, Mr. Holman has developed extensive skills and experience in compensation matters. He also serves as a member of the National Association of Corporate Directors Compensation Committee Roundtable which addresses best practices in compensation-related matters. Mr. Holman provides the Board, including our Compensation Committee, with meaningful insight regarding hiring and salary practices of publicly-traded companies. In addition, Mr. Holman provides the Board with human resources experience.

Arshad Matin

Mr. Matin is the president and chief executive officer of Avetta, LLC, a private company providing cloud-based supply chain risk management solutions which he joined in October 2019. From November 2018 to September 2019, he was an entrepreneur-in-residence with Warburg Pincus LLC, a private equity firm. From 2013 to October 2018, he was the president, chief executive officer and a board member of Paradigm Ltd., a leading developer of software solutions to the global oil and gas industry, when it was acquired by Emerson Electric Co. From January 2012 to April 2013, Mr. Matin was executive vice president of IHS Inc., a publicly-traded company that is a leading global source of information and analytics where he was responsible for lines of businesses accounting for over $1.5 billion in revenues, and managed over 4,500 colleagues. Mr. Matin joined IHS through the acquisition of Seismic Micro-Technology, Inc. (“SMT”), a global leader in the geology and geophysics software market. He joined SMT in July 2007 and was the president, chief executive officer and a board member. Under his leadership, the company achieved unprecedented growth in revenues and profits expanding into new geographies and market segments. Before joining SMT, Mr. Matin was general manager of the enterprise security business unit at Symantec Corporation, which he joined in January 2006 upon the company’s acquisition of BindView Corporation ("BindView") and remained until July 2007. BindView was a global provider of agentless IT security compliance software. Mr. Matin took over as president and chief operating officer of BindView in 2004, and was responsible for products, sales, marketing, corporate development and services functions. Prior to BindView, Mr. Matin was a partner at the Houston office of McKinsey & Company from 1995 to 2004, where he served clients in both the technology and energy industries. He started his career as a software developer for Oregon-based Mentor Graphics Corporation. Mr. Matin earned a master of business administration degree from the University of Pennsylvania – The Wharton School, a master of science degree in computer engineering from the University of Texas at Austin, and a bachelor of engineering degree in electrical engineering from Regional Engineering College in India. Mr. Matin serves as a board member for RS Energy Group, a private Canadian company supporting companies in the oil and gas industry with its data analytics and forensic research. He also serves as a board member or trustee on non-profit organizations including the Houston Endowment, Texas Children's Hospital and St. John's School. Mr. Matin brings extensive experience managing and advising public and private high-technology companies.

Directors with Terms Ending in 2021

Jeremy M. Jones

Mr. Jones has served as the Chairman of the Board since February 2003. Mr. Jones has been an investor and business development consultant since February 1998. From 1987 to 1995, Mr. Jones was the chief executive officer and chairman of the board of Homedco Group, Inc., a home healthcare services company, which became publicly traded in 1991. Homedco merged into Apria Healthcare Group, Inc. in 1995 and from 1995 through January 1998, Mr. Jones was chief executive officer and chairman of the board of Apria Healthcare Group, which also provided home healthcare services. Since 2013, Mr. Jones has served on the board of directors of the Hoag Hospital Foundation, a philanthropic foundation, and he was appointed Treasurer in July 2017. He also served on the board of directors and compensation committee of CombiMatrix Corporation, a Nasdaq-traded molecular diagnostics company specializing in DNA-based testing services for developmental disorders and cancer diagnostics, from 2002 until its merger into Invitae Corporation in November 2017. He served on the board of directors of OxySure Systems, Inc., a publicly-traded company that is a world leader in short and emergency duration medical oxygen and respiratory solutions for mass market use, from 2013 to 2016, Lifecare Solutions, Inc., a provider of integrated home healthcare products and services, from 2003 to 2011, and Byram Healthcare Centers, a provider of retail medical supplies and wholesale medical and hospital equipment, from 1999 until its sale in 2008. Mr. Jones possesses significant business management and corporate governance experience. Mr. Jones received a bachelor’s degree in business administration from the University of Iowa. Mr. Jones contributes to our Board with his extensive executive experience in leading and advising public companies.

Mariel A. Joliet

From 1998 to 2008, Ms. Joliet was an executive with Hilton Hotels Corporation, a publicly-traded hotel company. She most recently served as senior vice president and treasurer and was instrumental in its sale to the Blackstone Group for $27 billion, one of the 10 largest LBOs in history when it closed in 2007. In her capacity as treasurer, Ms. Joliet was responsible for capital markets and financial investment initiatives, including credit ratings, debt/equity issuances, interest rate risk, cash management and foreign exchange. Prior to her role at Hilton, she had 10 years of experience as a coverage officer and corporate banker at both Wachovia Bank and Corestates Bank, where she was responsible for client relationships and portfolio management. Ms. Joliet also serves as a board member of Know the Glow, a vision non-profit organization. She received a bachelor of science degree at the University of Scranton and earned a master of business administration degree from Marywood University. Ms. Joliet has a strong background in financing, acquisitions, deal structuring, strategic planning and operational integration.

Marty R. Kittrell

Mr. Kittrell served as the executive vice president and chief financial officer of Dresser, Inc., a multinational provider of technology, products and services for developing energy and natural resources, from December 2007 until the sale of the company to General Electric in February 2011. Mr. Kittrell also served as chief financial officer of Andrew Corporation, a manufacturer of hardware for communications networks, from 2003 until the sale of the company in December 2007. Mr. Kittrell previously served in executive management positions in technology, consumer products and other commercial and industrial industry sectors. Mr. Kittrell began his business career with Price Waterhouse where he was a certified public accountant. Mr. Kittrell served as a member of the board of directors and corporate governance and environmental, safety and sustainability committees, and the chairman of the audit and risk committee, for Columbia Pipeline Group, Inc., which developed and operated over 15,000 miles of natural gas pipelines extending from New York to the Gulf of Mexico, from July 2015, after its separation from NiSource, Inc. ("NiSource"), until the sale of the company in July 2016. From 2007 to 2015, Mr. Kittrell served on the board of directors of NiSource, one of the largest utility companies in the United States serving approximately four million customers, where he chaired the audit committee and served on the finance and corporate governance committees. Mr. Kittrell graduated magna cum laude with a bachelor of science degree in accounting from Lipscomb University where he currently serves on the board of trustees and is chairman of the finance and real estate committee and serves on the executive committee. Mr. Kittrell has extensive experience with the analysis and preparation of financial statements, risk management, corporate strategy, mergers and acquisitions, corporate finance, including public offerings of equity and debt, organization development, and board practices.

Directors with Terms Ending in 2022

Brian J. Callaghan

Mr. Callaghan co-founded Apex Systems, LLC (“Apex Systems”) in 1995 and served as co-chief executive officer during his time with Apex Systems through 2012. His duties at Apex Systems ranged from working directly with customers, leading staff, strategy, forecasting, and building systems to support growth. Mr. Callaghan and the other co-founders were recognized as Ernst & Young’s Entrepreneur of the Year in 2003. Prior to co-founding Apex Systems, Mr. Callaghan began his career as a telecommunications recruiter for a staffing firm based in Reston, Virginia. Mr. Callaghan is a graduate of Virginia Polytechnic Institute and State University, where he earned a bachelor of science degree in psychology. Mr. Callaghan is also part-owner of the Richmond Flying Squirrels, the Double-A affiliate of the San Francisco Giants, and the Omaha Storm Chasers (Triple-A affiliate of the Kansas City Royals). Mr. Callaghan brings over 20 years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Theodore S. Hanson

Mr. Hanson is our President and Chief Executive Officer upon his promotion to the role effective May 1, 2019, and has also been a member of our Board of Directors since June 2019. He joined ASGN as Chief Financial Officer of Apex Systems as a result of the Company's acquisition of Apex Systems in May 2012. In January 2014, he was promoted to the role of President of Apex Life Sciences, LLC, and in January 2016, he became an Executive Vice President of ASGN in addition to his role as President of Apex Life Sciences. By December 2016, he was promoted to the role of President of ASGN. Mr. Hanson joined Apex Systems in November 1998 as Corporate Controller and became Chief Financial Officer in January 2001. From 1991 to 1996, he worked at Keiter, Stephens, Hurst, Gary and Shreaves, an independent accounting firm, and from 1996 to 1998 he was the chief financial officer of Property Technologies Ltd. He currently serves as an advisory council member for the Pamphlin School of Business at Virginia Tech, and as an advisory board member for the Apex Center for Entrepreneurs at Virginia Tech. Mr. Hanson holds a bachelor of science degree from Virginia Tech University and a master of business administration degree from Virginia Commonwealth University.

Edwin A. Sheridan, IV

Mr. Sheridan co-founded Apex Systems in 1995 and served as co-chief executive officer during his time with Apex Systems through 2012. His roles at Apex Systems have included technical recruiter, account manager and regional operations manager. He also managed the sales and recruiting operations for the company. Mr. Sheridan and the other co-founders were recognized as Ernst & Young’s Entrepreneur of the Year in 2003. Prior to co-founding Apex Systems, Mr. Sheridan began his career as a telecommunications recruiter for a staffing firm based in Reston, Virginia. Mr. Sheridan acts as a mentor and consultant for several of the companies in which he invests or finances, including BASH Boxing Fitness, Upskill, Inc., EVERFI, Inc., Pinxter Inc., creator of the Clowder app, ThreatQuotient, Inc., FAIR, IronNet, Sweetgreen and others. He also serves on the boards of several non-profit organizations including serving as the chairman of the APEX Center for Entrepreneurs at Virginia Polytechnic Institute and State University ("Virginia Tech"), serving as a director of Gonzaga College high school, and serving on the advisory board of Peace Players International, an international community improvement and leadership organization. He is also on the global leadership circle of ONE.org, a global movement campaigning to end extreme poverty and preventable disease by 2030, so that everyone, everywhere can lead a life of dignity and opportunity. Mr. Sheridan is a graduate of Virginia Tech, where he earned bachelor of arts degrees in English and political science, with a minor in business administration. Mr. Sheridan brings over 20 years of staffing experience to the Board and provides extensive knowledge about all aspects of the information technology staffing business and business growth strategies.

Adviser to the Board of Directors

Vice Admiral Joseph Dyer

The Company has a non-executive adviser to the Board of Directors that attends and participates in all Board meetings and discussions, though the Board has the right to ask him to depart from any particular discussion at its discretion. Vice Admiral (Retired) Joseph Dyer has served in this role since June 2018 and has provided invaluable support to our Board. VADM Dyer is an independent consultant in the technology and defense markets and is also the chief strategy officer of National Spectrum Consortium, a role he has held since 2014. From 2003 to 2013, he was an executive at iRobot Corporation serving as the president of the government and industrial division, chief operating officer, then chief strategy officer. He has an extensive military background serving in the U.S. Navy for over three decades as well as invaluable commercial expertise, which converge at the intersection of technology, finance and risk management.

Independent Directors and Material Proceedings

The Board's nine members are all deemed to be independent under the current listing standards of the New York Stock Exchange (“NYSE”) by the Board with the exception of Mr. Hanson, our Chief Executive Officer, and Ms. Joliet. Ms. Joliet's husband John Joliet is a partner at American Discovery Capital, LLC, a firm which we engaged to provide banking advisory services and paid $1.5 million in fees upon the successful acquisition of ECS Federal, LLC ("ECS") in April 2018. Mr. Joliet did not provide any services to ASGN, and the Board believed that Ms. Joliet could exercise independent judgment in carrying out her responsibilities as a director, however the Board followed the NYSE and SEC regulations which would deem her to be a non-independent director, and therefore determined her not to be independent at its meeting on March 18, 2019. For each independent director, the Board has made a subjective determination that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board has considered information provided by the directors and management with regard to the business and personal activities of each director as they may relate to ASGN and members of management. There are no family relationships among our executive officers and directors.

There are no material legal proceedings to which the Company or any of its subsidiaries is a party, or of which any of their property is subject. There are no material legal proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of the Company’s voting securities, or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Further, there are no legal proceedings in the last 10 years where a director or executive officer was a party and that are material to the person’s ability or integrity, including bankruptcy, criminal convictions, orders enjoining certain activities, adverse findings by courts, the SEC or the Commodity Futures Trading Commission, nor are there any adverse orders relating to violations of securities or commodities laws.

Role of the Board

The Board oversees the Company’s President and Chief Executive Officer and other executive officers in the competent and ethical operation of the Company. The Board ensures that the long-term interests of the stockholders are considered in the operation of the Company.

Board Leadership Structure

The Board has consistently maintained an independent Chairman of the Board. The Board has made a determination that the Board leadership structure is appropriate and that the structure allows the Board to fulfill its duties effectively and efficiently. The Company has determined that its leadership structure is appropriate because the Chairman of the Board is independent, as defined by the NYSE and the SEC. An independent Chairman, like independent Board members, allows for an objective evaluation of the performance of the Company and its officers. Nonetheless, the Board recognizes that the President and Chief Executive Officer has invaluable insight into the Company due to the nature of his position and recognizes the value of having him on the Board. Accordingly, the Board believes that the Company’s stockholders and interests are best served by having the Chief Executive Officer serve as a director but not a Board committee member, and keeping the position of Chief Executive Officer and Chairman of the Board as separate and independent positions.

Board Committees and Meetings

The Board held 15 meetings during 2019 and acted by unanimous written consent on four additional occasions. The Board has a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee, and a Strategy and Technology Committee. The Board has determined that the chairmen and committee members of each of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee, are independent under applicable NYSE and SEC rules.

The members and chairmen who served on the Committees as of December 31, 2019 are identified in the table below. Sen. William Brock also served as a director through his retirement on June 13, 2019. In addition to being a Board member, he had served as the Chair of the Nominating and Governance Committee until his retirement, at which time Mr. Sheridan took his place as chairman of the committee.

(1)	Messrs. Hanson and Frantz joined the Board in June 2019, and Mr. Frantz became a member of the Nominating and Corporate Governance Committee at that time.
(2)	Ms. Joliet is an adviser to the Audit Committee.
(3)	The Strategy and Technology Committee was created by the Board in September 2019.

Compensation Committee

The Compensation Committee held eight meetings during 2019 and acted by unanimous written consent on seven additional occasions. The Compensation Committee meets in executive session without management present on a regular basis. The Compensation Committee reviews our general compensation policies, sets the compensation levels for our executive officers, including the President and Chief Executive Officer, administers our equity plans, and approves all equity grants to employees, directors and consultants. The Compensation Committee approves the compensation, including incentive compensation, of executive officers of ASGN and determines the terms of key agreements concerning employment, compensation and termination of employment. The Committee evaluates the President and Chief Executive Officer’s performance in light of goals and objectives that have been set for him. The Board has determined that each member of the Compensation Committee is independent within the meaning of the NYSE rules requiring members of compensation committees to be independent, and each is a non-employee director for purposes of Section 16 of the Exchange Act.

Audit Committee

The Audit Committee held 10 meetings during 2019. The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters. The Audit Committee performs functions required of audit committees of public companies under applicable laws, rules and regulations and the requirements of the NYSE. The primary functions of the Audit Committee are to assist the Board in its responsibility for oversight of:

•	the quality and integrity of our financial statements and our financial reporting and disclosure practices;

•	our systems of internal controls regarding finance, accounting and SEC compliance;

•	the qualification, independence and oversight of performance of our independent registered public accounting firm including its appointment, compensation, evaluation and retention;

•	our ethical compliance programs; and

•	risk issues related to financial statements.

Additional functions of the Audit Committee include, but are not limited to, reviewing compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002, reviewing matters of disagreement, if any, between management and our independent registered public accounting firm, and regularly meeting with management, our independent registered public accounting firm, and internal audit staff, to review the adequacy of our internal controls.

Rules adopted by the NYSE and the SEC impose strict independence requirements for all members of the Audit Committee. Audit Committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or an affiliate of the Company, other than in the member’s capacity as a member of the Board and any Board committee and Board liaison fees. In addition, an Audit Committee member may not be an affiliated person, as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Company except in his or her capacity as a member of the Board and any Board committee. The Board has determined that each current member of the Audit Committee meets all applicable independence requirements and that each Audit Committee member has no material relationship with the Company that would jeopardize the director’s ability to exercise independent judgment. In addition, the Board has determined that Mr. Kittrell, based on his experience, skills and education as described above, is the Audit Committee financial expert, as that term is defined under the SEC rules.

The Company has adopted a process, which the Audit Committee oversees, for identifying and disclosing related-party and significant transactions, and for identifying deficiencies and significant changes in internal controls each quarter in connection with filing our quarterly reports on Form 10-Q and our annual reports on Form 10-K. See "Certain Relationships and Related Party Transactions" on p. 59 of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held six meetings during 2019. The Nominating and Corporate Governance Committee evaluates director nominee candidates and makes recommendations to the Board with respect to the nomination of individuals for election to the Board and to serve as Board advisers and committee members, consistent with criteria approved by the Board. In addition, the Nominating and Corporate Governance Committee makes recommendations to the Board concerning the size, structure and composition of the Board and its committees. The Committee also monitors the qualification and performance of, and the Company’s succession planning regarding, key executives. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the NYSE rules requiring members of nominating committees to be independent. The Nominating and Corporate Governance Committee recommended the nominations of Messrs. Frantz, Holman and Mating for election at this year’s Annual Meeting.

The Nominating and Corporate Governance Committee Charter, and the Corporate Governance Guidelines established by the Nominating and Corporate Governance Committee, set forth certain criteria for the committee to consider in evaluating potential director nominees. However, in considering potential director nominees, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. Qualifications considered by the Nominating and Corporate Governance Committee vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board and include:

•	personal and professional ethics and integrity;

•	business judgment;

•	familiarity with general issues affecting our business;

•	qualifications as an audit committee financial expert;

•	diversity;

•	qualifications as an independent director; and

•
areas of expertise that the Board should collectively possess such as board experience, experience as an executive, or experience with human resources, government contracting, accounting and financial oversight and corporate governance.

The Nominating and Corporate Governance Committee relies primarily on recommendations for director candidates from its members, other directors, the Chief Executive Officer and third parties, including professional recruiting firms. Existing directors being considered for re-nomination are evaluated based on their performance as directors, experience, skills, education and independence to ensure that they continue to meet the qualifications above.

Although there are no specific minimum qualifications or any specific qualities or skills that the Nominating and Corporate Governance Committee believes that the potential nominees must have, the Nominating and Corporate Governance Committee considers and evaluates each candidate based upon an assessment of certain criteria as set forth in the Nominating and Corporate Governance Committee charter. The Nominating and Corporate Governance Committee Charter also provides for the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise. The Nominating and Corporate Governance Committee considers diversity in identifying nominees and Board advisers, including differences in skill, viewpoints and experience, as well as gender, race and nationality, and these factors will be considered for purposes of nominating directors.

The Nominating and Corporate Governance Committee will also consider timely written suggestions from our stockholders. Stockholders wishing to suggest a candidate for director nomination for the 2021 Annual Meeting of Stockholders should mail their suggestions to ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary. Pursuant to our Bylaws, a stockholder’s notice for director nominations shall be delivered to the Secretary not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the Annual Meeting. The manner in which director nominee candidates suggested in accordance with this policy are evaluated shall not differ from the manner in which candidates recommended by other sources are evaluated. As of March 31, 2020, there were no director candidates put forward by stockholders for consideration at the Annual Meeting.

The Nominating and Corporate Governance Committee evaluates the Board’s leadership structure and believes that separation of the Chief Executive Officer and Chairman of the Board positions is in the best interest of the Company, assures an adequate level of independence of the Board, and is best aligned with the interests of its stockholders.

Strategy and Technology Committee

The Board believed that the strategy of the Company is a significant issue and desired to have a special Board committee address this. The Board also wanted to continue to retain the benefits of having a Board member or committee focusing on IT and cybersecurity risks and the importance of IT risk management measures. With these goals in mind, in September 2019, the Board promoted the former Board IT liaison to be the chair of a new Strategy and Technology committee addressing these issues. The committee assists the Board with respect to matters of strategy and technology by engaging with management to ensure that: (a) the Company has established an effective strategy and strategic planning process; (b) the Company's technology programs enable the Company's strategic plans; and (c) the Company's proposed acquisitions, divestitures or other key investments of capital fulfill the Company's strategic plans. The Strategy and Technology Committee held two meetings in 2019, and intends to hold meetings at least quarterly on a going-forward basis.

The written charters governing the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategy and Technology Committee, and the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Supplemental Code of Business Conduct and Ethics for Directors, Executive Officers and Financial Officers, are posted on the Investor Relations Corporate Governance page of our website at www.asgn.com. You may also obtain a copy of any of these documents without charge by writing to: ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary.

Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Company representatives report quarterly to the Board on risks that the Company faces and further report on an ad hoc basis as issues arise. Further, information technology, including cybersecurity, has been identified by the Company as an area of risk meriting additional oversight. The Company's Chief Information Officer reports quarterly to the Board on cybersecurity issues, such as what threats have been encountered in the past quarter, assessments of such risks, and the steps we are taking to mitigate these risks and other cybersecurity risks in the future.

The Board regularly reviews and determines the Company’s risk management philosophies, policies and processes. The Board is primarily responsible for overseeing the management of the Company’s risks associated with the Board’s governance and delegation decisions, and the Compensation Committee focuses on risks associated with compensation incentives. The Board oversees officers’ identification and management of risk management issues and meets quarterly with such officers regarding risk management issues of the Company, and the processes and procedures used for identifying and managing risk. The Board also regularly reviews the reporting processes from those officers that are responsible for the day-to-day management of the Company’s risks to determine if these reporting processes or other flow of information to the Board could be improved.

The Audit Committee is primarily responsible for overseeing the management of the Company’s accounting and financial reporting matters and risks related to the Company’s accounting and financial practices. The Audit Committee Charter provides that the Audit Committee’s responsibilities include inquiry of management and the Company’s outside auditors regarding key financial statement risk areas, including the Company’s processes for identifying and assessing such risk areas and the steps the Company has taken with regard to such risk areas. In connection with these responsibilities, the Audit Committee routinely reviews and evaluates the Company’s processes for identifying and assessing key financial statement risk areas and for formulating and implementing steps to address such risk areas. The Audit Committee is also responsible for inquiry of management and the Company’s outside auditors regarding significant business risks or exposures, including the Company’s processes for identifying and assessing such risks and exposures, and the steps management has taken to minimize such risks and exposures.

The Compensation Committee is responsible for overseeing risks associated with compensation practices. Upon evaluation, the Compensation Committee has determined that the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Compensation Committee considered that none of the compensation policies and practices at any business unit carry a significant portion of the Company’s risk profile, has a significantly different compensation structure than other units, or pays compensation expenses as a significant percentage of the unit’s revenues.

The Board believes that the process it has established to administer the Board's risk oversight function is effective under its leadership structure as described above under "Board Leadership Structure."

Meetings

In 2019, each of our current directors attended 100 percent of the meetings of the Board and the committees on which he or she served, with the exception that four of our directors each missed one telephonic Board meeting. Our independent directors regularly meet as a group in executive sessions outside the presence of management presided over by the non-executive Chairman of our Board.

Attendance of Directors at 2019 Annual Meeting of Stockholders

Our Board of Directors has a policy with respect to director attendance at annual meetings of stockholders which requires that the directors attend the Annual Meeting unless they are unable to do so as a result of health reasons or exigent personal circumstances, and if that is the case, the director must notify the Chairman of the Board as promptly as possible. All of our directors attended our 2019 Annual Meeting of Stockholders.

Director Compensation

The following table shows compensation information for each of ASGN’s non-employee directors for the year ended December 31, 2019.

Name(1)	Fees Earned in Cash(4)	Stock Awards(5)	All Other Compensation	Total
William E. Brock(2)	$43,953	$124,967		$168,920
Brian J. Callaghan	86,736	124,967		211,703
Mark A. Frantz(3)	45,967	—	160,997	206,964
Jonathan S. Holman	100,984	124,967		225,951
Mariel Joliet	87,486	124,967		212,453
Jeremy M. Jones	164,973	124,967		289,940
Marty R. Kittrell	102,486	124,967		227,453
Arshad Matin	94,747	124,967		219,714
Edwin A. Sheridan, IV	87,484	124,967		212,451

(1)
Directors who are also employees of ASGN receive no additional compensation for their service as a director. Accordingly, neither Mr. Hanson, our current chief executive officer, nor Peter Dameris, our former chief executive officer, received any compensation for their service as a director. Compensation paid to Messrs. Hanson and Dameris in connection with their employment is disclosed in the "Summary Compensation Table" set forth on p. 37.

(2)	Sen. Brock retired from the Board on June 13, 2019, and the compensation set forth above is through that date.
(3)
Amount under "Fees Earned in Cash" reflects pro rated cash fees earned following Mr. Frantz' appointment as a director on June 13, 2019. He had been an adviser to the Board from January 1, 2019 through the date of his appointment and the amount under "All Other Compensation" reflects the $36,030 of cash fees and $124,967 of stock awards he received for his service as an adviser. The stock award was computed in accordance with FASB ASC Topic 718 as further described in footnote 4 below.

(4)
This amount includes the fees for meeting attendance through June 12, 2019 (at which point such fees were discontinued) and quarterly retainer fees which each non-employee director earned for his or her service during 2019.

(5)
Amounts shown in the table above reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock and options are included in Note 10 to the consolidated financial statements for the year ended December 31, 2019 included in our Annual Report on Form 10‑K filed on March 2, 2020. The amounts were calculated based on the grant date fair value per share of $54.31, which was the closing sale price of Common Stock on the date of grant, January 2, 2019. As of December 31, 2019, Messrs. Callaghan, Frantz, Holman, Jones, Kittrell, Matin and Sheridan and Ms. Joliet each held 1,150 unvested shares. No options were outstanding for any director at December 31, 2019.

The Compensation Committee recommends, and the Board reviews and approves, the form and amount of director compensation. In 2015, the Compensation Committee retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its independent compensation consultant to help determine compensation for certain positions in the Company including members of the Board of Directors. The Compensation Committee retained Semler Brossy in 2019 to update this compensation review, and the Board approved a revised compensation plan recommended by the Compensation Committee for the Board effective June 13, 2019. In connection with its reviews in 2015 and 2019, Semler Brossy provided market data, noting that in each case, the Company's Board compensation was below market, and proposed increases in compensation to bring the directors' compensation in line with market. The Compensation Committee retained its practice to base a substantial portion of a director’s annual retainer on equity compensation.

From January 1, to June 12, 2019, the annual cash retainer fee for non-employee directors was $60,000, paid pro rata on a quarterly basis, and that fee increased to $75,000 on June 13, 2019. In addition, for the first part of the year, each non-employee director received $2,000 for each regularly scheduled quarterly in-person Board meeting attended, and $750 for each other Board or committee meeting held separately and attended in person or by telephone not in conjunction with the quarterly in-person Board meetings. These meeting fees were discontinued with the new compensation plan. Instead, each committee member receives an annual retainer fee for his or her committee services in addition to the annual cash retainer for serving on the Board. Audit committee members receive an additional $10,000 annually for their services, paid pro rata on a quarterly basis, and the other committee members receive an additional $5,000 annually.

Committee chairs and the Board's former IT liaison were entitled to the following additional fees:

Outside Director	Additional Annual Cash Retainer (Jan. 1 to June 12, 2019)	Additional Annual Cash Retainer (June 13 to Dec. 31, 2019)
Chairman of the Board	$60,000	$80,000
Audit Committee Chair	15,000	15,000
Compensation Committee Chair	10,000	15,000
Nominating and Corporate Governance Committee Chair	10,000	10,000
Board IT Liaison(1)/Strategy and Technology Committee Chair	10,000	10,000

(1)	The Board IT liaison position was eliminated and replaced by the Strategy and Technology Committee. Mr. Matin was the liaison and is also the chair of the new committee.

On January 2, 2019, the non-employee directors received their annual restricted stock unit ("RSU") grant with a grant-date value of approximately $125,000, with one-half of the RSU grants vesting on the grant date and the remaining half vesting on the one-year anniversary of the grant date. For awards granted on or after January 2, 2020, the annual RSU grant date fair value is $150,000.

In addition, we reimburse all directors for their reasonable expenses incurred in attending Board or committee meetings, and up to $2,500 per director for director education and training.

VADM Dyer and Mr. Frantz were advisers to the Board in 2019, with Mr. Frantz ending his advisory position when he was appointed to the Board on June 13, 2019. They received the same annual cash retainer, Board meeting fees and equity awards as members of the Board. Cash fees paid to VADM Dyer in 2019 totaled $75,508, and he received an RSU award with a grant date fair value of $124,967 on January 2, 2019.
Director and Executive Officer Stock Ownership Guidelines

In 2016, the Board adopted Stock Ownership Guidelines for directors, named executive officers and other designated officers that require that certain stock ownership levels be met within three years of implementation of the guidelines or within five years from appointment or promotion to one of the designated positions. The guidelines require that each Board member must own shares of the Company with a fair market value of four times the director's annual cash retainer fee, which was $75,000 as of December 31, 2019 for a total ownership requirement of shares with a fair market value of $300,000. The required levels of ownership for executives are based upon a multiple of their annual base salary. Our President and Chief Executive Officer is required to own a number of shares with a value of five times his annual base salary. Our Executive Vice Presidents and Division Presidents are required to own a number of shares with a fair market value of three times their annual base salary, and the requirement for designated Senior Vice Presidents is two times annual base salary. The guidelines also provide that directors and officers must retain any net shares that vest or are exercised until such time as the appropriate ownership levels are met. The guidelines provide that shares that would be issuable upon the vesting of any outstanding RSUs, but not stock options, are considered beneficially owned for purposes of the policy. A hardship provision provides a process to request a waiver from the Compensation Committee in exigent circumstances. As of February 1, 2020, all of our directors and named executive officers beneficially owned shares in excess of their stock ownership requirements.

Director and Executive Officer Hedging and Pledging Transactions Policy

In September 2019, the Board adopted a more stringent Hedging and Pledging Transactions Policy that prohibits hedging and pledging of the Company's stock for the Company's directors and executive officers. The policy is designed to eliminate the ability of the participants to pledge the Company's stock as collateral directly or in a margin account, and hedge the financial risk of ownership of the Company's stock. These limitations include any prepaid variable forward contracts, equity swaps, collars or similar financial instruments designed to hedge or offset any decrease in the market value of the Company's stock. In cases of hardship, officers and directors subject to this policy may request approval for an exemption, which requires the approval of the Nominating and Corporate Governance Committee of the Board.

Communicating with the Board

We invite stockholders and other interested parties to communicate any concerns they may have about ASGN with either the Chairman of the Board or the directors as a group by writing to the attention of either the Chairman of the Board or the directors at ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301. Any and all such communication will be forwarded by the Secretary of the Company to Mr. Jones, Chairman of the Board, or all of the directors, as applicable.

Ethics

ASGN has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of ASGN. More importantly, the code reflects our policy for dealing with all persons, including our customers, employees, investors, regulators and vendors, with honesty and integrity. A copy of our Code of Business Conduct and Ethics can be found on the Investor Relations-Governance-Governance Documents page of our website at www.asgn.com. In addition, ASGN adopted a Supplemental Code of Business Conduct and Ethics for Directors, Executive Officers and Financial Officers which applies to our directors, Chief Executive Officer, Chief Financial Officer, other executive officers and senior financial officers. The codes comply with the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. The supplemental code focuses on honest and ethical conduct, full, fair and accurate disclosure in our SEC filings and other public disclosures, compliance with applicable government laws, rules and regulations, and prompt internal reporting of violations of the code. This policy is located on the same page on our website as our Code of Business Conduct and Ethics. You may also obtain a copy of these documents without charge by writing to ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301, Attn: Secretary.

Compensation Committee Interlocks and Insider Participation

During 2019, the Compensation Committee of the Board was composed of Messrs. Holman, Jones and Matin. Sen. Brock served on the committee as well until his retirement on June 13, 2019. There are no Compensation Committee interlocks and no member of the Compensation Committee was or has been an officer or employee of ASGN or its subsidiaries, and no member of the Compensation Committee had any relationships requiring disclosure of certain relationships and related-party transactions. None of the Company’s executives served as a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the beneficial ownership by the persons listed below of shares of ASGN’s common stock as of March 31, 2020.

Certain information in the table concerning stockholders other than our directors and officers is based on information contained in filings made by such beneficial owner with the SEC. Pursuant to Rule 13d-3 of the Exchange Act among other determining factors, shares are deemed to be beneficially owned by a person if that person has the right to acquire shares (for example, upon the vesting of an RSU) within 60 days of the date that information is provided. In addition, we note that Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. In determining the percentage ownership of any person, the amount of shares outstanding is deemed to include any shares beneficially owned by such person (and only such person) but excludes any securities held by or for the account of the Company or its subsidiaries. As a result, the percentage of outstanding shares held by any person in the table below does not necessarily reflect the person’s actual voting power. As of March 31, 2020, there were 52,443,485 shares of ASGN common stock outstanding.

The following tables set forth the beneficial ownership of ASGN’s common stock as of March 31, 2020 for the following persons:

• all stockholders known by us to beneficially own more than five percent of our common stock;
• each of our directors;
• each of our named executive officers, as identified; and
• all of our directors and executive officers as a group.

Unless otherwise indicated, each person listed has sole voting power and sole investment power.

Ownership of More than Five Percent of the Common Stock of ASGN

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock(4)

BlackRock, Inc.	6,494,937(1)	12.4%
55 East 52nd Street
New York, NY 10055

The Vanguard Group, Inc.	4,725,852(2)	9.0%
100 Vanguard Blvd.
Malvern, PA 19355

Capital International Investors	3,176,055(3)	6.1%
11100 Santa Monica Blvd., 16th Floor
Los Angeles, CA 90025

(1)
Based on information contained in a Schedule 13G/A filed with the SEC on February 4, 2020 by Blackrock, Inc. on behalf of various subsidiaries, Blackrock, Inc. directly or indirectly has sole voting power of 6,309,474 shares of our common stock, and sole dispositive power of 6,494,937 shares. The various subsidiaries listed in the filing as beneficially owning the shares set forth above include: BlackRock Advisors, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC.

(2)
Based on information contained in a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, Inc. (“Vanguard”) on its own behalf and on behalf of two subsidiaries, Vanguard has sole voting power of 100,684 shares of the Company’s common stock, shared voting power of another 13,282 shares, sole dispositive power over 4,618,555 shares, and shared dispositive power over 106,297 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 94,015 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 19,951 shares as a result of its serving as investment manager of Australian investment offerings.

(3)
Based on information contained in a Schedule 13G filed with the SEC on February 14, 2020 by Capital International Investors (“CII”), a division of Capital Research and Management Company ("CRMC"). The filing states that CII has sole voting and dispositive power over all the shares listed above. CII divisions of CRMC and Capital Bank and Trust Company, as well as the following CMRS subsidiaries: Capital International Limited, Capital International Sarl, Capital International K.K and Capital International, Inc., collectively provide investment management services under the CII name.

(4)
For each beneficial owner included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by such holder by the 52,443,485 shares of the Company’s common stock outstanding as of March 31, 2020. To the knowledge of the Company, none of the holders listed above had the right to acquire any additional shares of the Company on or within 60 days after March 31, 2020.

Ownership of Directors and Management of ASGN

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (4)	Percent of Common Stock(5)
Brian J. Callaghan(1)	391,496	*
Mark A. Frantz	4,170	*
Jonathan S. Holman	14,149	*
Mariel A. Joliet	8,847	*
Jeremy M. Jones(2)	65,073	*
Marty R. Kittrell	5,827	*
Arshad Matin	11,384	*
Edwin A. Sheridan, IV(3)	1,006,003	1.9%
Theodore S. Hanson	268,856	*
Edward L. Pierce	132,438	*
Randolph C. Blazer	75,748	*
George H. Wilson	22,395	*
Jennifer H. Painter	23,829	*
All directors and executive officers as a group (13 persons)	2,030,215	3.9%

*	Represents less than one percent of the shares outstanding.
(1)	All but 3,355 of the ASGN shares beneficially owned by Mr. Callaghan are held in a trust in which he and his wife are both trustees.
(2)	All but 2,704 of the ASGN shares beneficially owned by Mr. Jones are held in his family trust, in which he and his wife are both trustees.
(3)
Mr. Sheridan holds 37,309 of the ASGN shares he beneficially owns in a revocable trust, 965,339 shares are held in a limited liability company for which he is the sole beneficiary and has the sole right to vote and invest the shares, and the remainder are held in his name directly.

(4)
All amounts shown include shares subject to stock options which are, or will become, exercisable within 60 days of March 31, 2020, and shares available upon vesting of RSUs that will vest within 60 days of March 31, 2020. The number of shares beneficially held by Mr. Pierce includes 50,000 vested stock options. The number of shares beneficially owned by Mr. Wilson includes 4,286 shares that will be issued to him upon vesting of RSUs in the next 60 days.

(5)
For each individual included in the table above, percentage ownership is calculated by dividing the number of shares beneficially owned by the sum of the 52,443,485 shares of the Company’s common stock outstanding as of March 31, 2020, plus the number of shares of common stock that are issuable upon exercise of options that are exercisable or upon the vesting of RSUs within 60 days of March 31, 2020 held by such individual (but not giving effect to the shares of common stock that are issuable upon exercise of options that are exercisable or upon the vesting of RSUs held by others).

The following individuals are executive officers of ASGN:

Name	Age	Title	Years Experience in Human Capital Industry	Years with ASGN
Theodore S. Hanson*	52	President and Chief Executive Officer, ASGN	over 20 years in industry	21 years with ASGN and Apex Systems
Edward L. Pierce*	63	EVP, Chief Financial Officer	18 years CFO experience	8 years
Randolph C. Blazer*	69	President, Apex Systems	over 40 years in industry	13 years with Apex Systems
George H. Wilson*	62	President, ECS	over 30 years in industry	9 years with ECS
Jennifer H. Painter*	50	SVP, Chief Legal Officer and Secretary	14 years GC experience	7 years
James L. Brill	69	SVP, Chief Administrative Officer and Treasurer	over 35 years as finance executive	13 years
* These individuals are our named executive officers as defined in Item 402 of Regulation S-K of the Securities Act of 1933, as amended (the "Securities Act").

The biography of our President and Chief Executive Officer is included in the section above entitled "Directors with Terms Ending in 2022" on p. 7.

Edward L. Pierce joined ASGN in September 2012 as Executive Vice President and Chief Financial Officer. Prior to this appointment, Mr. Pierce served on the Board of Directors for the Company from December 2007 to August 2012. From March 2011 through August 2012, Mr. Pierce was an executive in residence at Flexpoint Ford, a private equity firm. From October 2006 to March 2011, Mr. Pierce served as executive vice president and chief financial officer, and later as president of First Acceptance Corporation, a publicly-traded retailer, servicer and underwriter of non-standard private passenger automobile insurance. From May 2001 through February 2006, Mr. Pierce served as the executive vice president, chief financial officer and as a director of BindView Corporation. From November 1994 through January 2001, Mr. Pierce held various financial management positions, including executive vice president and chief financial officer of Metamor Worldwide, Inc. Mr. Pierce received his bachelor of science degree in accounting from Harding University and began his career with Arthur Andersen & Co. in Houston, Texas.

Randolph C. Blazer joined ASGN as President of Apex Systems as a result of the Company's acquisition of Apex Systems in May 2012. Prior to the acquisition, Mr. Blazer served as Apex Systems' Chief Operating Officer, a role he held from February 2007. Formerly, Mr. Blazer served as president of the public sector for SAP America. From 2000 through 2004, Mr. Blazer was chairman and chief executive officer of BearingPoint Inc., one of the world's largest consulting and systems integration firms. From 1977 through 2000, Mr. Blazer held increasing senior positions with KPMG. Under his leadership, KPMG Consulting launched the fourth-largest IPO in NASDAQ's history, becoming the first of the Big Five consulting firms to separate from its audit and tax parent and become an independent, publicly-traded company. Since September 2012, Mr. Blazer has been a board member of AtSite, Inc., a private company that provides building solutions for facilities and real estate teams. Mr. Blazer holds a bachelor's degree in economics from McDaniel College and a master of business administration degree from the University of Kentucky.

George H. Wilson joined ASGN in April 2018 with the acquisition of ECS, of which he is the President. Under his leadership, ECS grew from a small, services-oriented business into a company with more than 3,000 employees providing cloud services, cybersecurity, and IT modernization and advanced engineering solutions. Mr. Wilson joined ECS in 2011 as chief strategy officer and was promoted to president and chief executive officer in February 2014. Prior to joining ECS, he was instrumental in growing Stanley Inc. from a small, private business with 20 employees and $2 million in revenue to a public company of nearly 6,000 employees and more than $900 million in annual revenue. While at Stanley, Mr. Wilson organized and led executive teams responsible for customer relations, corporate development, business growth, strategic investments and company strategy. He is a board member of Professional Services Council, Brain Injury Services, and the Northern Virginia Community Foundation. Mr. Wilson received the 2018 Wash100 award, recognizing his impact in the Government Contracting sector. Mr. Wilson holds a bachelor of science degree in electrical engineering from the U.S. Naval Academy and a master of business administration degree from George Washington University.

Jennifer Hankes Painter joined ASGN in June 2013 and is the Senior Vice President, Chief Legal Officer and Secretary focusing on legal and compliance issues affecting the Company, including mergers and acquisitions, litigation, corporate governance and Board support. Ms. Painter joined ASGN after serving as general counsel, chief compliance officer and secretary of MRV Communications, Inc., a global provider of telecommunications equipment and services, from 2009 to 2013. From 2004 through 2008, Ms. Painter served as vice president and assistant general counsel for The Ryland Group, Inc., a leading national homebuilder traded on the NYSE. From 2001 through 2004, Ms. Painter served as vice president and general counsel of Cadiz, Inc., a water and agricultural company traded on NASDAQ. Prior to joining Cadiz, Ms. Painter was employed as an associate with Sullivan & Cromwell LLP, an international law firm, where she dealt with mergers and acquisitions, securities, and other corporate matters. She was an officer in the U.S. Army Corps of Engineers prior to her legal career. She received a bachelor of science degree in civil engineering from the U.S. Military Academy and a juris doctor degree from Loyola Law School of Los Angeles.

James L. Brill joined ASGN as Senior Vice President, Finance and Chief Financial Officer in January 2007, and has been instrumental in the growth of ASGN. In his current role as Chief Administrative Officer and Treasurer which he took on in 2012, Mr. Brill oversees human resources, risk management, banking and cash management along with assisting in investor relations. Prior to ASGN, Mr. Brill was vice president, finance and chief financial officer of Diagnostic Products Corporation, a medical diagnostic products and solutions company which was later acquired for $1.9 billion by Siemens in July 2006. Mr. Brill was also the chief financial officer of Jafra Cosmetics International; vice president of finance and administration, and chief financial officer of Vertel Corporation, a provider of telecommunication systems management software and services; and senior vice president, finance and chief financial officer of Merisel, Inc., a worldwide distributor of computer hardware and software. Mr. Brill served on the board of directors of Onvia Inc., a provider of business to government commerce intelligence for companies desiring to grow their public sector business and for government agencies desiring to improve their procurement efficiencies from 2004 until its sale in December 2017, and was the chairman of their audit committee. Mr. Brill holds a bachelor of science degree from the U.S. Naval Academy and a masters of business administration degree from the UCLA Anderson School of Management.

Stock Performance Graph

The following graph compares the performance of ASGN’s common stock price during the period from December 31, 2014 to December 31, 2019 with the composite prices of companies listed on the NYSE and of companies included in the SIC Code No. 736—Personnel Supply Services Companies Index. The companies listed in the SIC Code No. 736 include peer companies in the same industry or line of business as ASGN.

The graph depicts the results of investing $100 in our common stock, the NYSE market index, and an index of the companies listed in the SIC Code No. 736 on December 31, 2014, and assumes that dividends were reinvested during the period.

The comparisons shown in the graph below are based upon historical data, and we caution stockholders that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, potential future performance.

Comparison of Cumulative Total Return

ASGN Incorporated (ASGN)
SIC Code 736 Index
NYSE Market Index
200
150
100
50
0
2014
2015
2016
2017
2018
2019
$135.43
$133.05
$193.64
$164.21
$213.83
$105.50
$114.97
$149.30
$124.28
$154.33
$96.03
$107.62
$127.96
$116.72
$146.76

ASSUMES $100 INVESTED ON DECEMBER 31, 2014
ASSUMES DIVIDENDS REINVESTED (where applicable)

	Year Ended December 31,
	2014	2015	2016	2017	2018	2019
ASGN	$100.00	$135.43	$133.05	$193.64	$164.21	$213.83
SIC Code No. 736 Index—Personnel Supply Services Company Index	$100.00	$105.50	$114.97	$149.30	$124.28	$154.33
NYSE Market Index	$100.00	$96.03	$107.62	$127.96	$116.72	$146.76

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Chair Letter

2019 was a strong year for ASGN as we continued to solidify our position as one of the foremost providers of IT and other professional services across commercial and government sectors. It was also a year of change. We appointed Theodore S. Hanson as our CEO effective May 1, 2019.

Although we were disappointed that our proposal asking for stockholder approval for 2018 executive compensation (“Say-on-Pay proposal”) only received 36% approval following many years of receiving strong support, we spoke with many of our stockholders and have taken proactive efforts to address their concerns. In the context of the vote on the Say on Pay proposal and the Company’s new leadership, we decided to take a wholesale review of our entire executive compensation program.

Accordingly, throughout 2019 and into 2020, I personally engaged in over 25 conversations with individual stockholders (these conversations occurred in two rounds, first in June 2019, and then continuously through late 2019 and early 2020). Through these conversations, I spoke with 17 of our 25 largest stockholders who in the aggregate own more than 50% of ASGN’s outstanding shares. The feedback from these sessions touched on a wide range of topics that led directly to the program changes we considered during the year. For example, stockholders stressed the importance of strengthening the ties between pay and performance, and several voiced concern with the prior CEO’s retention awards. Stockholders also provided valuable suggestions regarding changes to our short and long-term incentive plan designs.

Based on the feedback we received, we developed changes to our executive compensation programs that we introduced through 2019 and for 2020. These included enhanced governance practices, an updated annual incentive plan approach, and the introduction of equity incentives with three-year relative performance conditions. I encourage you to read a detailed summary of our actions in “Summary of Engagement and Say-on-Pay Responsiveness” below.

In the Compensation Discussion and Analysis that follows, we will discuss 2019 compensation for our Chief Executive Officer and other named executive officers, where you will see our commitment to both pay for performance and clear, transparent disclosure. We also provide additional detail on our 2020 program changes and our approach to our executive pay for the year ahead. We encourage you to review this compensation discussion and analysis carefully and hope you agree that our executive compensation programs support ASGN’s growth strategy and are well aligned with creating long-term shareholder value.

Jonathan S. Holman
(Compensation Committee Chair)

Executive Summary

Our executive compensation program is designed to attract and retain high-caliber executive officers, and to motivate and reward performance that is consistent with our corporate objectives and stockholder interests. Our policy is to provide a competitive total compensation package that shares our success with our named executive officers, as well as other employees, when our goals are met.

Company Performance

In 2019, the combination of our differentiated business model and strong operational performance by our team led to the sixth consecutive year that we achieved above-industry growth in the end markets we serve:

ASGN’s Strategic Direction:

Through our strategic goals of Execute, Scale, and Acquire, we drive strong financial performance through sustainable strategic actions that provide short-term benefits to our business and position us for long-term success.

Execute	* Expand IT service offerings to customers * Emphasize STEM resources * Deploy digital technologies to enhance connectivity, productivity and efficiency * Utilize cash flow to de-lever balance sheet

Scale	* Grow customer base * Deepen penetration among existing customer base * Scale value-added services * Scale government IT services and solutions

Acquire
* Target $500 - $700 million in domestic acquired revenues between 2018 and 2022
* Focus on companies with a financial profile similar to current ASGN
* Ensure acquisitions are accretive to service offerings and delivery model

According to the most recent report published in September 2019 by Staffing Industry Analysts ("SIA"), a globally-recognized staffing industry research company representing over $100 billion in annual contingent workforce spend and with over 1,000 member companies, ASGN is a leader in multiple areas of the U.S. staffing industry, and we continue to build our prominence and gain market share.

Above-Market Growth has positioned ASGN as a Staffing Leader
ASGN in 2010		ASGN Today
#25	25th Largest U.S. Staffing Firm	ð	#9	9th Largest U.S. Staffing Firm

#30	30th Largest U.S. IT Staffing Firm	ð	#2	2nd Largest U.S. IT Staffing Firm

#5	5th Largest U.S. Clinical/Scientific Staffing Firm	ð	#3	3rd Largest U.S. Clinical/Scientific Staffing Firm

#64	64th Largest U.S. Staffing Firm Overall	ð	#14	14th Largest U.S. Staffing Firm Overall

Our status as an industry leader is further evidenced by our industry-leading financial performance, as our differentiated business offerings and impactful M&A strategy have allowed us to gain market share and drive meaningful performance. In each of the past three years, ASGN’s revenue growth has exceeded SIA projections for revenue growth in our industries:

Revenue Growth vs. Staffing Industry Association Estimates[1]

+3.6%
+7%
+8%
+4%
+11%
+29%
+3.6%
+13%
+15%
SIA Industry Estimate
ASGN Organic
ASGN Reported
2017
SIA Industry Estimate
ASGN Organic
ASGN Reported
2018
SIA Industry Estimate
ASGN Organic
ASGN Reported
2019

(1)
SIA industry estimates reflect overall U.S. staffing industry growth as assessed by Staffing Industry Analysts. The 2019 estimate reflects forecasted growth as of September 2019. ASGN organic revenue is calculated as ASGN total revenue minus the impact of acquisitions in the year of occurrence relative to the prior year’s reported revenue.

(1)	Each bar reflects total returns since 12/31/2016 through to 12/31 of the applicable year.

CEO Transition

Effective May 1, 2019, Theodore S. Hanson became our President and Chief Executive Officer after Mr. Dameris, our Chief Executive Officer since 2004, stepped down from the role. In connection with Mr. Hanson's appointment, the Board made the following adjustments to his compensation, the table also compares Mr. Hanson's compensation to that of Mr. Dameris:

Element	Theodore S. Hanson		Peter T. Dameris
	President and COO	President and CEO	Prior CEO
Salary	$750,000	$850,000	$1,051,542
Target Cash Incentive Bonus	$525,000	$850,000	$1,051,542
Long-Term Equity	$2,500,000	$3,000,000	$4,750,000

Following his resignation as Chief Executive Officer, Mr. Dameris remained with ASGN in a transition role for a short period. In June 2019, he was terminated without cause by the Company. In connection with his termination, Mr. Dameris did not receive any severance beyond what was required by his employment agreement. As a result,

•	His 2019 annual incentive award was forfeited in its entirety;

•	His 2019 Tranche A equity award (as defined below) was forfeited in its entirety;

•	He received a pro-rated portion of his 2019 Tranche B and Tranche C equity awards (each as defined below);

•	He is receiving base salary continuation payments and reimbursement of COBRA premiums for 18 months;

•	He received a cash lump sum equal to 18 months of long- and short-term disability insurance premiums; and

•
Vesting of the fourth of four installments of his Additional RSU award (as defined below), and the remaining unvested portions of his 2017 and 2018 Tranche B awards and a special RSU award issued to him in May 2018, was accelerated.

Additional information on Mr. Dameris’ termination is provided under “Considerations for Previous Chief Executive Officer Equity Compensation”.

Summary of Engagement and Say-on-Pay Responsiveness
Stockholder engagement is a key value and a significant part of our ongoing review of corporate governance and executive compensation practices. We are committed to actively seeking feedback from our stockholders. In light of our disappointing level of support for our Say-on-Pay proposal last year (36 percent), and the Company’s leadership transition, we sought to fundamentally reassess our compensation programs, and solicited extensive input from stockholders and stakeholders regarding specific aspects of our compensation programs.
Since our Say-on-Pay proposal was submitted last year, we conducted two rounds of stockholder engagement - first, we engaged with 10 stockholders in June 2019 to better understand any specific concerns and how they influenced their vote on our previous Say-on-Pay proposal, and then throughout late 2019 and early 2020 we engaged with stockholders an additional 17 times to solicit further feedback around the 2020 vote and potential adjustments to our pay programs. Through this process, we reached out to each of our top 25 stockholders and engaged with investors representing over half of our market capitalization. Our Compensation Committee Chair was present and actively involved in all stockholder engagement calls, and our Board Chair participated in 10 calls.
Through this proactive engagement, we learned that our stockholders were displeased with the large one-time award to our former Chief Executive Officer made in 2018 in connection with his efforts related to the acquisition of ECS and his continued retention. Further, we received feedback on potential steps that could be taken to strengthen our executive compensation programs. Following these meetings, the Compensation Committee, our independent compensation consultant, and management considered the feedback received from stockholders and the Compensation Committee implemented a number of changes to our executive compensation programs in 2019 and 2020:

What We Heard	What We Did
The one-time grant to our previous CEO was excessive, and resulting total pay was high relative to peers	Our new CEO is positioned conservatively against peers, and we do not intend to repeat the prior CEO’s one-time award.
✓ Total direct compensation (salary, bonus and equity) for our new CEO was set around the 25th percentile of our peer group for his first year in the role.
✓ We do not intend to provide future one-time bonuses without performance conditions to our executive officers.

Goal setting and performance measurement for incentive bonus programs was not supported by clear disclosure	We expanded disclosure around our goal-setting process and performance achievement in this year’s proxy.
✓ We expanded detail and analysis of how our Tier 1 performance was set well above industry forecasts, and note that:
✓ No portion of the cash incentive bonus can be earned at anything less than target (Tier 1), and;
✓ In order to earn maximum cash incentive bonuses, we require growth materially above industry projections.

Adjusted EBITDA(1) was used in both the annual and long-term incentive program	Our 2020 cash incentive and performance-based RSU programs will have differentiated performance metrics
✓ Performance-based RSU awards granted in 2020 vest solely based on achievement of relative total shareholder return ("TSR") over a three-year period.
✓ Other performance targets, including the use of three-year financial measures, were considered for the performance-based RSUs, but were not implemented for 2020 in part due to the challenge of setting long-term goals in the context of COVID-19. We intend to further assess the feasibility of three-year financial performance measurement in future years.

What We Heard	What We Did
Our performance-based RSU goals were not oriented towards long-term performance	Our 2020 equity program measures performance over three years.

Our programs were not directly tied to our performance relative to market	Our 2020 performance-based RSU program is 100 percent tied to TSR compared to an objectively-selected group of industry peers.

Our governance provisions were not aligned with best practices
We incorporated several ‘best practice’ governance provisions, introducing new policies and strengthening our existing programs. Of note, we now maintain the following, which are in addition to our director and stock ownership guidelines:

✓ A robust claw back policy;
✓ Double-trigger change in control termination provisions for all executives; and
✓ An expanded policy prohibiting hedging and pledging of the Company’s stock.

(1)
Adjusted EBITDA is a non-GAAP measure defined as EBITDA (earnings before interest expense, income taxes, depreciation and amortization), adjusted for, among other things, stock-based compensation and severance expense, and acquisition, integration and strategic planning expenses. Adjusted EBITDA is adjusted by our Compensation Committee for purposes of calculating performance targets. See Annex A for a reconciliation of net income to Adjusted EBITDA, and calculation of perforamce-target Adjusted EBITDA.

A Note Regarding the COVID-19 Pandemic:
The CD&A describes our executive compensation programs including outcomes with respect to 2019. The year was one of strong execution and operational performance, and ASGN finished 2019 poised for continued growth and success.
Now, a few months into 2020, the global health crisis along with its economic and staffing industry impact has led to - at this writing - significant market value declines for our sector as well as a challenging operating environment. ASGN’s executive compensation programs are highly sensitive to shareholder outcomes and will reflect our stockholder’s gains or declines as well as our operational performance.

Given the rapidly evolving nature of the situation, the Committee temporarily delayed setting short-term performance targets for the 2020 bonus; we intend to finalize targets in the coming months as we have greater clarity around the impact of COVID-19 on our business. The Committee will carefully monitor the Company’s performance and the outcomes of our executive compensation program throughout the year and may take appropriate actions related to 2020 outcomes if it deems it to be in the best interests of the Company and our stockholders.

Compensation Philosophy
Program Overview
Our executive compensation program is tied to our near-and long-term business strategy and keeps our named executive officers focused on sustaining industry-leading financial and share-price performance.

Element	Purpose
Base Salary ✓ Attract and retain ✓ Stable value delivery	• Fixed compensation, payable in cash • Provides executives with security and continuity in compensation • Key component of attracting and retaining qualified executives
Cash Incentives ✓ Pay for short-term performance ✓ Align with strategy	• Variable, cash-based compensation rewards executives for performance against key financial, operating and strategic goals • Performance-based, with payouts only received for strong performance
Equity ✓ Pay for sustained, long-term performance ✓ Align executives and stockholders ✓ Long-term retention
• Emphasizes long-term operational performance and stockholder value growth
• Ties opportunities for wealth creation and stock ownership directly to the long-term success of ASGN
• Promotes retention of executives
• Aligns executives with the interests of our stockholders
• Encourages maximization of shareholder value

Compensation Policies and Practices
Our pay-for-performance philosophy and executive compensation governance provides a framework for executives to achieve ASGN’s financial and strategic goals without encouraging excessive risk-taking in their business decisions. Key practices include:

WHAT WE DO	WHAT WE DON'T DO
✓  Emphasis on pay-for-performance

✓  Challenging performance goals for incentive programs, requiring above-market performance to be earned at target levels

✓ Extensive stockholder outreach; held discussions with stockholders holding 52 percent of our shares this past year

✓ Compensation program designed to mitigate undue risk-taking

✓  Double-trigger required for change in control severance provisions

✓  Rigorous stock ownership guidelines for executives and directors

✓  Claw back policy in place for performance compensation

✓  We engage an independent compensation consultant

x No excise tax gross-ups x Executives are prohibited from hedging and pledging the Company’s stock x No excessive perquisites x No repricing of stock option awards

2019 Compensation Program
The Compensation Committee strives to achieve a balance between cash and equity compensation as well as long-term and short-term incentive compensation which aligns with our stockholders’ interests. A fundamental objective of the Compensation Committee is to make a substantial portion of each executive officer’s compensation contingent upon the Company's performance, as well as upon his or her own individual level of performance for division presidents such that each executive officer is compensated for results. The Compensation Committee furthers this objective through an annual performance-based cash incentive program and an equity incentive program in which the equity is subject to multi-year, long-term incentive awards subject to achievement of specified goals tied to business criteria for the Company, comparing performance levels versus our industry. The Compensation Committee uses equity awards to align the remuneration potential for the executive officers with stockholder interests.

The following tables illustrate that a significant majority of our named executive officers' 2019 target compensation was at-risk.

ASGN's Executive Pay Design Supports the Company’s Corporate Strategy

Named Executive Officers' Total Target Compensation for 2019
Each year, the Compensation Committee assesses the competitive positioning of our named executive officers relative to our peers and, if appropriate in consideration of each executive’s context, role and performance, adjusts their target compensation for the following year. The table below reflects the Compensation Committee’s compensation decisions for named executive officer target compensation in 2019, based on the Committee’s assessment of the Company’s and each executive’s performance in 2018. The equity incentive values shown reflect awards generally made on January 2, 2019, which vest in part on positive Adjusted EBITDA achievement in 2019, and in part on performance targets set in 2019, 2020 and 2021.

Executive	Salary	Target Cash Incentive Bonus	Maximum Equity	Total
Theodore S. Hanson(1)	$850,000	$850,000	$3,000,000	$4,700,000
Edward L. Pierce	602,000	361,000	950,000	1,913,000
Randolph C. Blazer	814,000	570,000	1,450,000	2,834,000
George H. Wilson	480,000	336,000	1,000,000	1,816,000
Jennifer H. Painter	409,000	245,000	440,000	1,094,000
Peter T. Dameris(2)	1,052,000	1,052,000	4,750,000	6,854,000

(1)
These compensation amounts are as of Mr. Hanson's promotion to Chief Executive Officer effective May 1, 2019. From January 1 to April 30, his annual base salary was $700,000, his target bonus was $525,000, and the fair market value of his equity award was $2.5 million. On June 3, 2019, he was awarded additional performance-based RSUs with a value of $500,000.

(2)
Values shown for Mr. Dameris reflect target compensation values. As his employment terminated in June 2019, he received a pro-rated portion of his salary and equity awards, and forfeited his 2019 bonus in accordance with the terms of his employment agreement. See “Considerations for Previous Chief Executive Officer Equity Compensation" for additional detail on his 2019 equity awards and treatment upon termination.

Values above reflect annual compensation for 2019, and do not reflect the impact of one-time pay actions made to Mr. Blazer and Ms. Painter. When assessing target pay levels for 2020, the Committee made additional changes to each executive’s pay structure in concert with changes to the bonus program and the shift to three-year performance periods for our performance-based RSUs. See the "What We Heard - What We Did" table on p. 23 above.
Salary
Our salaries reflect the responsibilities of each named executive officer and the competitive market for comparable professionals in our industry and are set to create an incentive for executives to remain with us. Base salaries and benefits packages are the fixed components of our named executive officer’s compensation and do not vary with the Company's performance. Each named executive officer’s base salary is set by considering market data as well as the performance of such officer.

Name	2018 Annual Salary	2019 Annual Salary	Increase
Theodore S. Hanson	$630,000	$850,000(1)	35%
Edward L. Pierce	584,325	601,885	3%
Randolph C. Blazer	790,079	813,781	3%
George H. Wilson	480,000	480,000	—%
Jennifer H. Painter	396,900	408,807	3%
Peter T. Dameris	1,020,915	1,051,542(2)	3%

(1)	Effective May 1, 2019 upon promotion to position of Chief Executive Officer.
(2)	From January 1, 2019 through June 20, 2019, the date of Mr. Dameris’ termination of employment.

Annual Cash Incentive Bonus
Named executive officers are eligible for annual cash bonuses, subject to the achievement of rigorous performance goals tied to the Company’s profitability and growth objectives at the corporate and/or divisional levels. Targets are generally set by the Compensation Committee and are informed by both the Company’s strategic plans and the projected growth of the broader market.
The annual cash incentive bonus opportunity for all of the named executive officers consists of two distinct elements:

•
The first component is the “Tier 1" bonus, reflecting each executive’s target bonus value. For each portion of the Tier 1 bonus, achievement is measured on an “all or nothing” basis, with each portion of the bonus being fully earned for achieving the Company’s intended target performance and with no payout if the target is missed. Performance for Tier 1 is measured on our Adjusted EBITDA growth, as well as on key division priorities for Messrs. Blazer and Wilson.

•
The second component is the “Tier 2" bonus and is calibrated towards focusing and rewarding executives for performance that the Committee considers reflective of stretch achievement. Tier 2 bonus measures have threshold and maximum performance levels, with none of the bonus earned for performance below threshold, and payouts linearly interpolated for achievement between threshold and maximum. Performance for Tier 2 is measured on our Adjusted EBITDA and revenue growth, as well as on key division priorities for Messrs. Blazer and Wilson.

Target Cash Incentive Bonus (Tier 1)
Tier 1 target cash incentive bonuses are designed to be achievable through strong performance and leadership from our executives, in consideration of economic conditions and other circumstances at the time the goals were established.
Executive Goal Weightings:

Executive	ASGN	Creative Circle	Apex Segment	ECS
	Adjusted EBITDA Growth(1)	Gross Profit Growth(2)	Adjusted EBITDA Growth	Revenue Growth	Adjusted EBITDA Growth
Theodore S. Hanson	100%	—%	—%	—%	—%
Edward L. Pierce	100%	—%	—%	—%	—%
Randolph C. Blazer	15%	15%	70%	—%	—%
George H. Wilson	15%	—%	—%	15%	70%
Jennifer H. Painter	100%	—%	—%	—%	—%
Peter T. Dameris	100%	—%	—%	—%	—%

Goals and Achievement ( targets and achievement shown as year-over-year growth %)

2019 Target	4.15%	7.0%	6.0%	3.4%	8.0%
2019 Actual	8.51%	3.9%	7.45%	16.6%	20.4%

(1)
Adjusted EBITDA is a non-GAAP measure defined as EBITDA (earnings before interest expense, income taxes, depreciation and amortization), plus, among other things, stock-based compensation expense and acquisition, integration and strategic planning expenses. See Annex A for a reconciliation of net income to Adjusted EBITDA. Adjusted EBITDA for the Apex segment and ECS is calculated in the same method as for the Company.

(2)	Reflects gross profit due to temporary staffing assignment placements only; excludes permanent placements.

For reference, the SIA’s forecasted industry revenue growth in 2019 weighted for the markets which ASGN serves was 3.6 percent. The target goals were the same as for 2018, though there were no targets for ECS in 2018 as that company was not acquired until April 2018.

Maximum Cash Incentive Bonus (Tier 2)
Tier 2 maximum cash incentive bonuses are designed to be difficult to achieve and to reward truly exceptional performance, with incremental payouts beginning at Tier 1 target achievement, up to a pre-set maximum level.

Executive Goal Weightings:

Executive	ASGN		Creative Circle	Apex Segment	ECS
	Adjusted EBITDA Growth	Revenue Growth(1)	Gross Profit Growth	Adjusted EBITDA Growth	Revenue Growth	Adjusted EBITDA Growth
Theodore S. Hanson	60%	40%	—%	—%	—%	—%
Edward L. Pierce	60%	40%	—%	—%	—%	—%
Randolph C. Blazer	10%	10%	10%	70%	—%	—%
George H. Wilson	10%	10%	—%	—%	10%	70%
Jennifer H. Painter	60%	40%	—%	—%	—%	—%
Peter T. Dameris	60%	40%	—%	—%	—%	—%

Goals and Achievement ( targets and achievement shown as year-over-year growth %)

2019 Min	4.15%	4.15%	7.0%	6.0%	3.4%	8.0%
2019 Max	6.5%	7.1%	8.6%	7.4%	9.3%	13.3%
2019 Actual	8.51%	9.3%	3.9%	7.45%	16.6%	20.4%

(1)	Revenue growth target goals and performance reflect values adjusted for the DHA acquisition stub period.

For reference, the SIA’s forecasted industry revenue growth in 2019 weighted for the markets that ASGN services was 3.6 percent. The target goals were the same as for 2018, though there were no targets for ECS in 2018 as that company was not acquired until April 2018.

2019 Cash Incentive Bonus Achievement
The Company achieved most of its consolidated and divisional targets at above-maximum levels in 2019, driven by strong performance in our ECS segment and the outperformance of our consulting division. As a result, the named executive officers received the following amounts for their cash incentive bonus opportunities:

Executive	Total Opportunity		Actual 2019 Achievement		Payout
	Tier 1 (target)	Tier 2 (stretch)	Tier 1 (target)	Tier 2 (stretch)
Theodore S. Hanson	$741,667	$741,667	100%	100%	$1,483,334
Edward L. Pierce	361,131	361,131	100%	100%	722,262
Randolph C. Blazer	569,647	569,647	85%	90%	996,882
George H. Wilson	336,000	336,000	100%	100%	672,000
Jennifer H. Painter	245,284	122,642	100%	100%	367,926
Peter T. Dameris(1)	1,051,542	1,051,542	—%	—%	—

(1)	The entirety of Mr. Dameris' 2019 bonus was forfeited in connection with his termination of employment.

Equity Incentive Compensation
The Compensation Committee annually approves grants of RSUs to ASGN’s executive officers, including its named executive officers. These grants are designed to balance the comparatively short-term rewards of the annual cash incentive compensation bonuses with long-term stock price performance, to align the interests of each executive officer with those of the stockholders, and to provide each individual with a significant incentive to manage their responsibilities from the perspective of an owner with an equity stake in the business. In addition, ASGN believes that granting equity awards with long vesting periods creates a retention incentive and encourages the executive officers to focus on the Company’s long-term business objectives and long-term stock price performance.
On January 2, 2019, ASGN’s current executives (excluding the former Chief Executive Officer - see below) received two types of annual performance-based equity: (i) annual RSU awards based on positive Adjusted EBITDA for 2019 (the "positive-EBITDA RSUs"), and (ii) performance-based RSUs based on three annual Adjusted EBITDA growth targets. These awards were sized in consideration of each executive’s role and responsibility and intended to create alignment and retention incentives to drive long-term performance and further tie executives to stockholder outcomes. The 2019 positive-EBITDA RSU awards and performance-based RSUs awarded to our named executive officers are listed below.
The equity amounts listed in the table below that were delivered as performance-based RSUs will not match the amounts in the Stock Award column in the Summary Compensation Table or the Grants of Plan-Based Awards table. Because the grant date of performance-based RSUs occurs when the performance targets are set, and targets under our performance-based RSUs awards are established annually, awards listed in the Summary Compensation Table and Grants of Plan-Based Awards table include portions of current and prior year equity awards, as described in more detail below.

Executive	Positive-EBITDA RSU Awards (# of RSUs)	Performance-Based RSU Awards (# of RSUs at 100% achievement)	Aggregate Target Award Value
Theodore S. Hanson	14,730	40,825	$3,000,000
Edward L. Pierce	10,495	6,997	950,000
Randolph C. Blazer	16,018	10,679	1,450,000
George H. Wilson	11,047	7,365	1,000,000
Jennifer H. Painter	4,860	3,241	440,000
Positive-EBITDA RSUs
In January 2019, consistent with previous years, each of our current named executive officers received a portion of their equity grant in positive-EBITDA RSUs. These awards vest in three equal, annual installments on January 2 of 2020, 2021 and 2022, subject to achievement of positive Adjusted EBITDA for the Company in 2019 and continued service to the Company. As the Company achieved positive Adjusted EBITDA in 2019, the awards were fully-earned for all executives.

For 2020: in 2020, equity awards consisted of a mix of performance-based RSUs based entirely on relative TSR over three years to drive long-term performance, and time-based RSUs to provide stability and retention and to further align management with stockholders.

Performance-Based RSUs
The remainder of each executive's 2019 grants was delivered as performance-based RSUs, vesting in three equal, annual installments (tranches), with each tranche tied to the attainment of performance targets established by the Committee at the beginning of each successive year (2019 for tranche 1, 2020 for tranche 2, and 2021 for tranche 3) and subject to continued service to the Company. Performance targets in 2019 were based on Adjusted EBITDA. Although Adjusted EBITDA is also present in the Company’s 2019 annual cash incentive plan, the Committee determined its use in both short- and long-term incentive plans reflected the Company’s key operational priorities and the desired emphasis the Committee wished to place on profitability. 2020 performance-based RSU grants are based on relative TSR, creating differentiation between short- and long-term performance measures.

Goals established by the Committee in 2019 applied to tranches of each of the three most recent performance-based RSU grants:

Goals for Chief Executive Officer Performance-Based RSU Awards
As COO, Mr. Hanson was awarded 2019 performance-based RSUs with a target value of $1.7 million on January 2, 2019. On June 3, 2019, Mr. Hanson received additional performance-based RSUs with a target value of $500,000 following his promotion to Chief Executive Officer. The additional award was intended to bring his total equity compensation for 2019 in-line with the responsibilities of his expanded role and was awarded on the same terms and with the same performance targets as his January 2nd grant.
2019 goals for Mr. Hanson’s performance-based RSU awards were set as follows:

Executive	Maximum Number of Shares to be Earned[1]	Payout Opportunity as a Percent of the Maximum Opportunity (based on 2019 Adjusted EBITDA Growth)
		Adjusted EBITDA Δ: 3.32%	Adjusted EBITDA Δ: 3.74%	Adjusted EBITDA Δ: 4.15%	Adjusted EBITDA Δ: 6.5%
Theodore S. Hanson	17,580	10%	50%	67%	100%

(1)	Reflects performance-based RSUs with vesting tied to 2019 performance (i.e., the third tranche of the 2017 award, the second tranche of the 2018 award, and the first tranche of the 2019 award).

As the Company achieved consolidated Adjusted EBITDA growth of 8.51 percent in 2019, Mr. Hanson fully earned the performance-based RSUs subject to 2019 performance.

Awards for Other Named Executive Officers

All other named executive officers received 2019 awards of performance-based RSUs, reflecting 40 percent of their 2019 target equity award opportunity. These awards have substantially the same terms as Mr. Hanson’s, vesting in three equal, annual installments (tranches), with each tranche tied to the attainment of performance targets established by the Committee at the beginning of each successive year (the first tranche based on 2019 performance, the second tranche based on 2020 performance, and the third tranche based on 2021 performance), and subject to continued service to the Company.

Goals for Named Executive Officer Performance-Based RSU Awards

Executive	Maximum Number of Shares to be Earned(1)	Payout Opportunity as a Percent of the Maximum Opportunity (based on 2019 Adjusted EBITDA Growth)
		Adjusted EBITDA Δ: 4.15%	Adjusted EBITDA Δ: 6.5%
Edward L. Pierce	6,423	50%	100%
Randolph C. Blazer	9,987	50%	100%
George H. Wilson	3,773	50%	100%
Jennifer H. Painter	2,810	50%	100%

(1)	Reflects performance-based RSUs with vesting tied to 2019 performance (i.e., the third tranche of the 2017 award, the second tranche of the 2018 award, and the first tranche of the 2019 award).

As the Company achieved consolidated Adjusted EBITDA growth of 8.51 percent in 2019, each named executive officer fully earned the shares subject to 2019 performance.

According to the terms of the 2019 RSU grants, if the performance goal was not attained in full, any portion of these 2019 performance-target grants that was not earned would roll forward for one year to become part of the 2020 performance-target grants scheduled to vest in January 2021 contingent upon attainment of the applicable target for 2020. The roll forward provision also applies to the 2020 and 2021 portions of these grants. This provision was eliminated as part of the equity program redesign for 2020 grants.

One-time Pay Action for Mr. Blazer

As part of the Company’s ongoing succession planning process, the Committee identified a need to retain and motivate Mr. Blazer and set concrete succession-planning goals that will provide the Company’s Apex segment with viable leadership upon Mr. Blazer’s future retirement. As a result, the Committee determined to provide Mr. Blazer with a one-time RSU award on January 2, 2019, with a grant value of $2 million, subject to vesting requirements with three annual goals that must each be obtained related to the establishment of an organizational structure for the Apex segment, appointment and promotion of leaders that could succeed Mr. Blazer in the future, and a focus on growth of the Company's Consulting Services practice group. If the requirements above are met, 50 percent of the RSUs will vest on the third anniversary of the grant date, and the remaining 50 percent will vest on the fourth anniversary of the grant date, subject to his continued service to the Company through the vesting dates. Note that given the sensitive nature of goals related to internal succession planning, we cannot fully disclose the goals for Mr. Blazer’s one-time RSU award in this year’s proxy statement.

One-time Pay Action for Ms. Painter

In connection with her services supporting the CEO transition, Ms. Painter received a one-time RSU retention award with a value of $480,000 in June 2019, vesting entirely on December 31, 2022 subject to her continued service with the Company. The Compensation Committee determined to provide Ms. Painter with this one-time award to recognize her additional work in support of the CEO transition, and as a retentive tool to secure her services for the following 3.5 years.

Considerations for Previous Chief Executive Officer 2019 Compensation

Our former Chief Executive Officer’s equity structure differed from other executives. In 2019, he received the following awards: (i) an RSU award with a fair market value of $800,000 based on achievement of positive Adjusted EBITDA for 2019 (the "Tranche A award"); (ii) an RSU award, the value of which was set at $3,450,000, based on achievement of 2019 Adjusted EBITDA growth goals discussed below (the "Tranche B award"); and (iii) a performance award which provided him the opportunity to vest in common stock of the Company with a fair market value of $500,000 (the "Tranche C award"), based on 2019 Adjusted EBITDA per share.

Mr. Dameris was eligible to receive his Tranche B award based on percentage attainment of the target as follows: 10 percent of the award would be earned for Adjusted EBITDA growth for the Company in 2019 of 3.32 percent, 50 percent of the award would be earned for Adjusted EBITDA growth of 3.74 percent, 66.7 percent of the award would be earned for Adjusted EBITDA growth of 4.15 percent, and 100 percent of the award would be earned for Adjusted EBITDA growth of 6.5 percent (with linear interpolation between these points). As the Company achieved Adjusted EBITDA growth of 8.51 percent in 2019, performance for this award was achieved at 100 percent.

Mr. Dameris was eligible to receive his Tranche C grant based on percentage attainment of the performance target of $8.29 Adjusted EBITDA per share in 2019, with a payout of 80 to 100 percent of the RSU grant based on achievement of a minimum threshold of 90 percent up to 110 percent of the target Adjusted EBITDA. As the Company achieved Adjusted EBITDA per share of $8.63 in 2019, performance for this award was achieved at 94.13 percent.

The Company terminated Mr. Dameris’ employment without cause on June 20, 2019. In accordance with the terms of his employment agreement, Mr. Dameris received or is receiving: (1) continuation payments totaling 150% of his base salary over a period of 18 months, (2) a cash lump sum in an amount equal to the aggregate premiums that the Company would have paid over 18 months for basic life insurance, accidental death and dismemberment insurance and long- and short-term disability insurance, each as in effect on the date of his termination, (3) during the 18-month period from his termination, payment of his COBRA premiums, and (4) acceleration of certain outstanding RSU awards as governed by the terms and conditions of their applicable award agreements.

In connection with his termination and per the terms of his employment agreement, Mr. Dameris forfeited the entirety of his 2019 Tranche A award, and was only eligible to receive 46.9 percent of his Tranche B and Tranche C awards (subject to achievement of performance), reflecting a pro-rated amount for service in 2019 per the terms of his employment agreement.

The Company did not provide Mr. Dameris with any benefits beyond those that were contractually obligated. Additional detail is provided under “Payments upon Termination or Change in Control”.

Process for Determining Compensation

The role of our Compensation Committee is to oversee our executive plans and policies, administer our equity plans, and approve all compensation for our named executive officers.

Our Compensation Committee generally seeks input from our Chief Executive Officer and our Chief Legal Officer when discussing executive performance and compensation levels for named executive officers (other than their own compensation). Our Chief Legal Officer has the responsibility of advising the Compensation Committee and coordinating with any third-party compensation advisers. The Compensation Committee also works with our Chief Financial Officer to evaluate the financial, accounting and tax implications of compensation actions. None of our named executive officers participates in deliberations regarding his or her own compensation. Our Compensation Committee deliberates and determines compensation decisions related to our Chief Executive Officer in executive session, outside of the presence of the Chief Executive Officer.

The Compensation Committee oversees the executive compensation program and determines compensation for the Company’s executive officers. The Compensation Committee recognizes that, from time to time, it is appropriate to enter into compensatory agreements with key executives, and has done so with each of our named executive officers. Through these agreements, ASGN seeks to further motivate such individuals, retain their services, and secure confidentiality and non-solicitation obligations, applicable both during and after their employment. These compensatory agreements include executive employment agreements and severance arrangements.

The Compensation Committee also compares our performance against that of our peer group as part of its oversight responsibilities and uses industry performance data to set performance targets. In 2019, our Compensation Committee engaged Semler Brossy to advise on compensation for the newly promoted Chief Executive Officer as well as on changes to our compensation programs for 2020. In its analysis, Semler Brossy utilized a peer group of 18 professional services companies to establish the compensation for the Chief Executive Officer. The peer group was developed to include ASGN’s key business and talent competitors, with a focus on:

•	Related industry companies in the staffing and consulting and government services areas; and

•	Companies generally within a range of 0.25x to 2.0x ASGN’s revenue and market cap on a pro-forma basis (with some exceptions for strong business fits).

Based on these criteria, the peer group used for 2019 compensation is presented in the table below, and is largely consistent with ASGN’s peer group used for 2018 compensation. For 2019, FTI Consulting was added to the peer group and Huron Consulting Group was removed from the peer group based on the Committee’s review of each company’s business fit and size:

	Financials (in millions)(1)
Name	Revenues	Market Capitalization
Amedisys, Inc.	$1,663	$3,734
Booz Allen Hamilton Holding Corporation	6,555	6,415
CACI International Inc.	4,642	3,579
EPAM Systems, Inc.	1,843	6,266
FTI Consulting, Inc.	2,028	2,471
ICF International, Inc.	1,338	1,221
Insperity, Inc.	3,829	3,903
Kelly Services, Inc.	5,514	801
Kforce Inc.	1,304	765
Korn Ferry	1,911	2,241
ManTech International Corporation	1,959	2,078
MEDNAX, Inc.	3,455	2,917
Perspecta Inc.	3,651	2,824
Premier, Inc.	983	2,380
Robert Half International Inc.	5,800	6,828
Science Applications International Corporation	4,659	2,710
Unisys Corporation	2,825	593
Willis Towers Watson PLC	8,513	19,732
75th Percentile	4,655	3,861
50th Percentile	3,140	2,767
25th Percentile	1,860	2,119
ASGN Incorporated	$3,400	$2,860

(1)	Revenues reflect last 12 months as of December 31, 2018, and the market capitalization values are as of December 31, 2018 (end of fiscal year prior to 2019 pay decisions).

Other Benefits

Company-Sponsored Health and Welfare Benefits

Our executives and their legal dependents are eligible to participate in Company-sponsored health and welfare plans. These benefits are designed to be competitive with overall market practices and to attract and retain employees with the skills and experience needed to promote ASGN’s goals. The Compensation Committee believes that providing this coverage opportunity and enabling payment of the employee portion of such coverage costs through payroll deductions encourages our executives and their legal dependents to avail themselves of appropriate medical, dental and other health care services, as necessary, to help ensure our executives’ continued ability to contribute their efforts towards achieving ASGN’s growth, profitability and other goals.

401(k) Plan

ASGN and its subsidiaries offer tax-qualified 401(k) plans to our U.S. employees. Some of our executives and other employees are not eligible to fully participate up to the maximum contribution levels permitted by the Code in their applicable 401(k) plan or receive Company matches as a result of their status as “highly compensated” employees under the Code.

Deferred Compensation Plan

The Company maintains a Deferred Compensation Plan (the "DCP") to provide an added benefit to executives who wanted to defer more of their compensation than they were able to under their 401(k) plan. Under the DCP, executives can defer up to 100 percent of their bonus and 75 percent of their base salary to a later date or series of dates at their election. The deferred amounts are not taxable to the participant until paid out pursuant to the participant's deferral election. Participants can choose from a number of investment fund options that are similar to the investment fund options available under the Company's 401(k) plan, and can change their investment fund election from time to time. The Company does not match any contributed funds. The plan is administered by a third party administrator, and the funds are invested by a rabbi trustee. The benefits to the plan are that funds contributed to the plan are tax-deferred without government contribution limits, however, upon a change in control of the Company, participants lose the deferral benefit and funds will be distributed to them in a lump sum. Further, the funds are not protected in the event of a corporate insolvency or bankruptcy and are considered unsecured claims against the Company. Participants are not allowed to withdraw their funds from the plan early, however in the case of an unforeseeable emergency, a participant may request a hardship exemption.

Severance and Change in Control Benefits

In 2019, each of our named executive officers was party to an employment or other agreement that provides for severance upon a qualifying termination of employment. Additionally, pursuant to the Company's Change in Control Severance Plan, as amended and restated on December 11, 2019 (the "CIC Severance Plan") in which all of the named executives except for Mr. Dameris participated, ASGN provides for cash severance and other benefits in the event the executive is terminated under certain defined circumstances following a change in control of our Company. We feel that these severance triggers and levels (described in more detail below) are appropriate to ensure our executive officers’ financial security, commensurate with their positions, in order to permit them to stay focused on their duties and responsibilities and promote the best interests of ASGN in all circumstances.

Prior to his termination, Mr. Dameris had a separate change in control agreement. Mr. Pierce had a separate change in control agreement in place as well prior to becoming a participant in the CIC Severance Plan effective December 17, 2019. The executive severance and change in control arrangements are further described under the heading "Employment Agreements" and "Payments upon Termination or Change in Control" below.

Perquisites

In 2019, ASGN made reasonable perquisites available to Messrs. Hanson, Pierce, Blazer, Wilson and Dameris, including a monthly automobile allowance, payment or reimbursement of actual expenses incurred by the executive officer in connection with an annual physical examination (subject to specific limits), and/or payment or reimbursement of actual expenses incurred for tax preparation and financial planning services (again, not to exceed specific limits). The Compensation Committee acknowledges the considerable time and focus demanded of our executive officers by their work duties as well as their role as “ambassadors” of ASGN and authorizes these benefits in order to limit the impact and distraction of attending to these personal responsibilities. Additionally, the Compensation Committee believes the executives perceive these perquisites to be valuable and therefore helpful in attracting and retaining qualified leaders.

Other Considerations

Clawback Policy

Under our clawback policy, approved by the Company's Board of Directors in December 2019, the Compensation Committee can, in its discretion, taking into account all appropriate circumstances, require and direct the Company to seek reimbursement or forfeiture of any annual incentive payment, bonus, or long term incentive payment or award to a named executive that was approved, awarded, paid, or granted to such named executive officer, where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a restatement of any Company financial statement filed with the SEC; (2) the Committee determines the named executive officer caused or substantially caused the need for the restatement by (i) engaging in intentional or reckless misconduct, or (ii) knowingly failing to act to prevent misconduct; and (3) a lower payment would have been made to the named executive based upon the restated financial results.  The reimbursement or forfeiture will be limited to the amount by which the named executive officer’s payment for the relevant period exceeds the lower payment that would have been made based upon the restated financial results, and will only apply to payments made in the year in which the restatement is filed or in the two completed fiscal years prior to the year in which the restatement is filed.

Tax Provisions and Accounting Consequences

The Compensation Committee considers the anticipated tax consequences to us and our executive officers when reviewing our compensation programs, as the deductibility of some types of compensation payments or the amount of tax imposed on the payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. In 2019, the Compensation Committee considered the requirements of Code Sections 409A and 162(m) where applicable when structuring the executive compensation packages. Generally, Section 162(m) of the Code disallows a tax deduction to any publicly held corporation for any individual remuneration in excess of $1.0 million paid in any taxable year to its covered employees. Remuneration that qualified as “performance-based compensation” within the meaning of the Code was exempt from this $1.0 million deduction limitation prior to the Tax Cuts and Jobs Act ("the "Act"). As part of the Act, the ability to rely on this exemption was, with certain limited exceptions, eliminated. In addition, the determination of covered employees was generally expanded. In light of the repeal of the performance-based compensation exception to Section 162(m) of the Code, we will not be able to take a deduction for any compensation in excess of $1.0 million that is paid to a covered employee with limited grandfathered exceptions. Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and/or paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes, and interest on their vested compensation under such plans. Changes in applicable tax laws and regulations, the increase in our stock price, and other factors beyond the Compensation Committee’s control can also affect the deductibility of compensation. While the Compensation Committee endeavors to minimize deductibility limitations for the Company, the Compensation Committee authorizes payments that may become subject to these limitations in order to properly incentivize the Company's executive officers.

Code Section 280G disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Code Section 4999 imposes a 20 percent tax penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Code Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our executive officers, our Compensation Committee considers all elements of the cost to our Company of providing such compensation, including the potential impact of Code Section 280G. Our Board and its Compensation Committee have noted the unfavorable consequences to the Company and its executives of triggering such excess payments, and have taken measures to minimize these negative consequences and none of our named executive officers have tax gross-up provisions in any of their compensation agreements or arrangements.

The Compensation Committee also regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. In particular, ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our awards with our overall executive compensation philosophy and objectives.

While the tax or accounting impact of any compensation arrangement is one factor to be considered in determining appropriate compensation, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. The Compensation Committee may continue to award compensation which is not fully deductible to our executive officers if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

Compensation Consultant

In 2019, the Compensation Committee retained Semler Brossy as its independent compensation consultant in order to advise the Committee on the Chief Executive Officer’s compensation package upon his promotion, our director compensation program, and executive compensation for 2020. The Compensation Committee has assessed the independence of Semler Brossy pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Semler Brossy from independently representing the Compensation Committee.

Say-on-Pay

We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our named executive officers (a “say-on-pay proposal”). At our 2019 Annual Meeting of Stockholders held on June 13, 2019, approximately 36 percent of the votes affirmatively voted on the say-on-pay proposal at that meeting voted in favor of the proposal. The Compensation Committee realized that this reflected a concern among our stockholders, and, as discussed elsewhere in this proxy statement, undertook an outreach program to reach holders of over half of ASGN's outstanding shares. The Company submits compensation for named executive officers for advisory vote on an annual basis pursuant to the advisory recommendation of stockholders made in 2017, and the Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for our named executive officers.

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, in whole or in part, including the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and its Registration Statements on Forms S-3 and S-8, the following Report shall not be incorporated by reference into any such filings.

The Compensation Committee of the Board of ASGN has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Exchange Act and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Compensation Committee of the Board of Directors
Jonathan S. Holman (Chairman)
Jeremy M. Jones
Arshad Matin

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our named executive officers for services rendered in all capacities to ASGN for the years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan(3)	All Other Compensation(4)	Total
Theodore S. Hanson	2019	$800,000	—	$2,105,682	$1,483,333	$25,262	$4,414,277
President and Chief Executive Officer	2018	630,000	—	1,591,129	945,000	24,486	3,190,615
	2017	600,000	$35,000	1,122,715	866,741	23,059	2,647,515
Edward L. Pierce	2019	601,885	—	986,130	722,262	284	2,310,561
Executive Vice President and Chief Financial Officer	2018	584,325	—	1,046,344	701,190	288	2,332,147
	2017	556,500	25,000	755,177	643,122	288	1,980,087
Randolph C. Blazer	2019	813,781	—	3,516,961	996,882	26,410	5,354,034
President, Apex Systems	2018	790,079	—	1,652,829	1,089,147	21,692	3,553,747
	2017	752,456	160,000	1,230,742	893,931	23,707	3,060,836
George H. Wilson	2019	480,000	—	844,415	672,000	13,361	2,009,776
President, ECS	2018	340,000	425,000	2,698,404	—	176	3,463,580
Jennifer H. Painter	2019	408,807	—	925,966	367,926	284	1,702,983
Senior Vice President, Chief Legal Officer and Secretary	2018	396,900	—	430,440	357,210	288	1,184,838
	2017	378,000	10,000	276,611	331,819	288	996,718
Peter T. Dameris	2019	521,020	—	5,136,214(2)	—	540,790	6,198,024
Former Chief Executive Officer	2018	1,020,915	2,500,000	8,444,263	2,041,830	10,380	14,017,388
	2017	972,300	—	4,867,700	1,870,146	10,380	7,720,526

(1)
Amounts shown in the "Stock Awards" column reflect the aggregate grant date fair value of the awards for accounting purposes, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts with respect to stock-based awards are included in Note 10 to the consolidated financial statements for the year ended December 31, 2019 included in our Annual Report. With respect to the performance-based RSUs, the fair value included in the amounts above is based on the probable outcome of the applicable performance goals. For 2019, the fair value was equal to the maximum potential value of the performance-based RSUs.

(2)
Mr. Dameris received these RSU grants on January 2, 2019, however, his Tranche A award was forfeited in its entirety upon his termination, and his Tranche B and Tranche C awards were reduced pro rata for the portion of the year that he was not employed by the Company. Due to his termination, the value of the stock awards that he was eligible to receive upon achievement of performance for 2019 was $2,148,593, rather than $5,136,214.

(3)
The amounts set forth in the "Non-Equity Incentive Plan" column in 2019 represent payouts described in "Annual Cash Incentive Bonus" beginning on p. 28. All non-equity incentive plan compensation amounts were earned based on performance in the year reported and were paid out in February of the subsequent year.

(4)
The amounts set forth in the "All Other Compensation" column in 2019 for Mr. Hanson include $7,894 for 401(k) plan matching contributions; $6,000 for his auto allowance; $6,292 in personal liability insurance premiums; reimbursement of $2,500 for tax preparation fees and $160 for a physical exam; $2,128 for long-term disability insurance; and $288 for short-term disability insurance. The 2019 amounts for Mr. Pierce and Ms. Painter include life insurance premiums paid by ASGN. Mr. Blazer's 2019 amount includes $6,294 of 401(k) plan matching contributions; $6,000 for his auto allowance; $6,292 in personal liability insurance premiums; reimbursement of $2,500 for tax preparation fees and $1,500 for a physical exam; $288 for short-term disability insurance; and $3,536 for expenses related to President's Club trip costs. Mr. Wilson's 2019 amount includes $234 for short-term disability insurance; $168 for long-term disability insurance; reimbursement of $1,500 for a physical exam; and $11,200 for 401(k) matching contributions. Mr. Dameris' 2019 amount includes $2,700 for his auto allowance; $576 for life insurance premiums paid by ASGN; $525,771 for cash severance payments; $14,442 for reimbursement of COBRA; reimbursement of $2,500 for tax preparation fees and $1,500 for a physical exam; and $1,383 for long-term and short-term disability and accidental death and dismemberment insurance.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers in the year ended December 31, 2019. The grant date for purposes of the stock grants in the table below is the date used for accounting purposes, which is the date the performance targets for such grants are determined, even though the actual grant may have occurred on an earlier date.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(3)			All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Theodore S. Hanson	1/2/2019					14,730
	2/14/2019		800,000	1,700,000
	2/14/2019				1,758	11,720	17,580		1,139,008
	6/3/2019				317	2,117	3,175		166,688
Edward L. Pierce	1/2/2019					10,495			569,983
	2/14/2019		361,131	722,262
	2/14/2019				3,212	3,212	6,423		416,146
Randolph C. Blazer	1/2/2019					16,018			869,993
	1/2/2019					36,825			1,999,966
	2/14/2019		569,647	1,139,293
	2/14/2019				4,994	4,994	9,987		647,058
George H. Wilson	1/2/2019					11,047			599,963
	2/14/2019		336,000	672,000
	2/14/2019				1,228	1,228	2,455		159,059
	2/14/2019				659	659	1,318		85,393
Jennifer H. Painter	1/2/2019					4,860			263,947
	2/14/2019		245,284	367,926
	2/14/2019				1,405	1,405	2,810		182,060
	6/17/2019							8,522	479,959
Peter T. Dameris(1)	1/2/2019					14,730			799,986
	2/14/2019		1,051,542	2,103,084
	2/14/2019				6,352	42,349	63,524		4,115,720
	2/14/2019				(4)	(4)	(4)		470,674

(1)
Due to Mr. Dameris' termination in June 2019, his annual cash incentive bonus and Tranche A grant (14,730 RSUs granted on January 2, 2019) were forfeited in their entirety. The remaining two RSU awards were reduced pro rata for the duration of his employment in 2019, which means that he was only eligible to receive 29,759 shares if maximum performance was achieved for his Tranche B award (originally 63,524 RSUs with an accounting grant date of February 14, 2019 in the table above), and he was only eligible to achieve a maximum of $234,247 fair market value of the Tranche C award discussed in footnote 4 below.

(2)
Executive annual cash incentive compensation is determined by the Compensation Committee. See “Compensation Discussion and Analysis—Annual Cash Incentive Bonus Compensation” for a general description of the criteria used in determining annual incentive compensation paid to our named executive officers. Amounts shown in these columns represent each named executive officer’s cash incentive bonus opportunity for 2019. The “target” amount represents the cash incentive bonus the named executive officer could receive if the applicable performance goals were achieved, and is also the threshold for payment. The “maximum” amount represents the named executive officer’s maximum cash incentive bonus opportunity for truly exceptional performance.

(3)
Represents the portion of performance-based RSU awards that have 2019 performance targets. For the awards with January 2, 2019 grant dates, performance targets had been pre-determined by the Compensation Committee. The awards listed as having February 14, 2019 grant dates had in fact previously been granted to the named executive officers by the Compensation Committee, however the awards were awaiting the determination of performance targets which the Compensation Committee set on February 14, 2019. The equity incentive awards to Mr. Dameris with February 14, 2019 grant dates were granted pursuant to his employment agreement, and were issued on January 2, 2019. The February 14, 2019 equity incentive awards for the named executive officers except Messrs. Dameris and Wilson included the first third of an award issued on January 2, 2019, the second third of an award issued on January 2, 2018, and the third third of an award issued on January 3, 2017. For Mr. Wilson, the first February 14, 2019 equity incentive award includes the first third of an award issued on January 2, 2019, and the second grant with the same grant date includes the second third of an award issued on April 2, 2018. The “Threshold” amount represents the minimum number of RSUs that could vest if the applicable performance goals are achieved at threshold levels. The “Maximum” amount represents the maximum number of RSUs that are available to vest. The RSU grants that have a specific performance target are set forth in the "Target" column. See "Compensation Philosophy - Equity Incentive Compensation" beginning on p. 30 for a general description of the criteria used in determining the equity compensation granted to our named executive officers.

(4)
Mr. Dameris' employment agreement provided that he was entitled to receive a performance award equaling a number of shares of the Company's common stock having a fair market value of up to $500,000, determined on the date of settlement (the Tranche C award). Therefore, the share numbers are not known at the time of grant, and the "threshold," "target" and "maximum" amounts at the time of grant are dollar-denominated. These amounts were $400,000, $450,000 and $500,000, respectively, and as noted above, they were reduced pro rata to $187,398, $210,822 and $234,247, respectively.

(5)
Amounts shown in this column in the table above reflect the aggregate grant date fair value of the awards, computed in accordance with ASC Topic 718, based on the probable outcome of the applicable performance goals. Assumptions used in the calculation of these amounts with respect to stock–based grants are included in Note 10 to the consolidated financial statements for the year ended December 31, 2019 included in our Annual Report. These grant date fair value calculations may differ from the fair value on the legal grant date which is what determines the number of RSUs that are granted, due to the increase or decrease in the Company's stock price between the date of grant and the date the performance targets for the grants were set.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

We have entered into employment agreements with certain of our named executive officers as described in this section. Under the terms of their employment agreements or separate protective covenant agreements which all of our employees sign, the named executives must comply with certain confidentiality, non-solicitation and release requirements during and after their employment. See “Payments Upon Termination or Change in Control” for a discussion of payments and benefits to which the executive officers are entitled pursuant to their employment agreements and the Company's CIC Severance Plan upon their termination of employment and/or change in control.

Under the terms of employment agreements for Messrs. Hanson, Pierce, Blazer and Wilson, they are entitled to a minimum annual base salary, subject to annual increases thereafter. The base salary, annual cash incentive bonus targets and equity incentive compensation targets of each named executive officer are discussed above under "Named Executive Officers' Total Target Compensation for 2019. Each of the named executive officers and their legal dependents are also entitled to participate in our incentive, savings, retirement and welfare plans. In addition, the employment agreements for the executives set forth below include the following provisions:

Theodore S. Hanson

Mr. Hanson entered into an employment agreement with ASGN on June 3, 2019 related to his promotion to the role of President and Chief Executive Officer. Pursuant to his employment agreement, Mr. Hanson received an annual base salary of $850,000 effective as of May 1, 2019, and he was eligible to receive a target annual bonus equal to 100 percent of his base salary, with a maximum annual bonus opportunity of an additional 100 percent of his base salary. The agreement further provides that Mr. Hanson is eligible for a monthly automobile allowance in the amount of $500, an annual physical examination allowance up to $1,500, and tax preparation and financial planning services up to $2,500 annually.

In connection with entering into his employment agreement on June 3, 2019, Mr. Hanson received performance-based RSUs with a target vaue of $500,000.

Edward L. Pierce

Mr. Pierce entered into an employment agreement with the Company on September 1, 2012 when he assumed the position of Chief Financial Officer. Mr. Pierce’s employment agreement provides for a potential to earn up to 100 percent of his base salary based on achievement of targets and over-achievement of targets, though in 2019, his maximum cash incentive bonus potential was 120 percent of his base salary. Pursuant to his employment agreement, Mr. Pierce is eligible to receive reimbursement for actual, properly substantiated expenses incurred in connection with: a monthly automobile allowance in the amount of $450, an annual physical examination up to $1,500, and tax preparation and financial planning services up to $2,500 annually.

In connection with entering into an employment agreement with Mr. Pierce, the Company granted him: (i) an award of 75,000 stock options on September 1, 2012; (ii) an RSU award with a fair market value of $146,666 on September 1, 2012; and (iii) an RSU award with a fair market value of $440,000 on January 2, 2013; all of which have fully vested.

Randolph C. Blazer

Mr. Blazer entered into an employment agreement with Apex Systems on January 8, 2007 which was amended on several occasions, most recently on May 15, 2012. Pursuant to his employment agreement, Mr. Blazer serves as President of Apex Systems. Mr. Blazer’s employment agreement provides that he is eligible for a monthly automobile allowance in the amount of $500, and reimbursement of expenses for an annual physical examination up to $1,500 and tax preparation and financial planning services up to $2,500 annually.

On January 2, 2019, Mr. Blazer received a special one-time grant of 36,825 RSUs that vest 50 percent each on the third and fourth anniversary of the grant date, subject to his continued service to the Company through the grant date, and further subject to achievement of concrete succession-planning and structural targets over three years that will provide the Company’s Apex segment with a viable leader or leaders upon Mr. Blazer’s future retirement, and allow Mr. Blazer to focus on increasing the Company's consulting business.

George H. Wilson

Mr. Wilson entered into an employment and non-competition agreement with the Company on January 31, 2018, which became effective as of the acquisition of ECS in April 2018. This agreement provides for a one-year term with automatic renewals for one-year periods thereafter. Pursuant to his employment and non-competition agreement, Mr. Wilson serves as President of ECS, and is entitled to a base salary of $480,000 and had an initial annual target bonus of $450,000. His agreement further provides that he shall be a participant in the Company's CIC Severance Plan, and provides for payments and benefits upon a termination of employment due to certain circumstances including death, disability, and termination by the executive for good reason. The severance payments and benefits are described in further detail under “Payments upon Termination or Change in Control” below. The employment and non-competition agreement also includes restrictive covenants related to Mr. Wilson's employment and his status as one of the sellers of ECS to the Company. In June 2019, the Compensation Committee

further authorized Mr. Wilson to be eligible to receive a monthly automobile allowance in the amount of $500, and reimbursement of expenses for an annual physical examination up to $1,500 and tax preparation and financial planning services up to $2,500 annually.

Jennifer H. Painter

Ms. Painter does not have an employment agreement but entered into a letter agreement with the Company on December 13, 2017 which provides for severance payments and benefits in the case of a termination by the Company for its convenience. This agreement is further discussed in "Payments Upon Termination or Change in Control" below.

In June 2019, Ms. Painter received a retention grant of 8,522 RSUs that vest in full on December 31, 2022, subject to her continued service to the Company through such date.

Peter T. Dameris

On November 17, 2015, Mr. Dameris entered into a second amended and restated senior executive agreement with the Company effective December 31, 2015, which provided for a four-year term through December 31, 2019, with automatic renewals thereafter for one-year periods. The agreement designated that Mr. Dameris receive a base salary of no less than $926,000 beginning January 1, 2016. As of January 1, 2019, his base salary was increased to $1,051,542. The agreement further provided that beginning in 2016, Mr. Dameris receive an annual cash incentive bonus targeted at 100 percent of his annual salary, with a maximum annual bonus opportunity equal to 200 percent of his annual salary in the aggregate. In addition, under the agreement, Mr. Dameris and his family, as applicable, were entitled to participate in our incentive, retirement and welfare plans to the extent applicable to other peer executives of the Company, and Mr. Dameris was entitled to receive a stipend of $450 per month for the lease of an automobile and other related expenses.
Pursuant to the employment agreement, Mr. Dameris was eligible to receive the following long-term incentive awards: (i) annual RSU awards each having a value of $800,000 for 2016 through 2019 based on achievement of positive Adjusted EBITDA for the year of award (the "Tranche A awards"); (ii) annual RSU awards for 2016 through 2019, the value of each of which were to be set between $2,300,000 and $3,450,000, based on the achievement of applicable performance goals over the calendar year during which the award is granted (the "Tranche B awards"); and (iii) annual performance awards for 2016 through 2019, the value of each providing the opportunity to vest in common stock of the Company with a value of $500,000 (the "Tranche C awards"). Pursuant to his employment agreement, he also received a one-time RSU award with a grant date fair value of $800,000 on January 1, 2016 based on achievement by the Company of positive Adjusted EBITDA in 2016 (the "Additional award"). The Tranche A awards vested and became payable, subject to continued service to the Company and attainment of the performance target, on January 2 of the year following the year of grant, however his 2019 Tranche A grant was forfeited due to his termination of employment. The Tranche B awards vested and became payable (to the extent earned and subject to continued service to the Company) in substantially equal installments, on January 2 of each of the three years following the year of grant. The Tranche C awards vested, subject to the attainment of applicable performance goals and continued service to the Company, on January 2 of the year following the year of grant. Pursuant to the terms of his employment agreement, his 2019 Tranche B and C awards were reduced pro rata for the portion of the year in which he was no longer employed by the Company, and the fourth of four pro rata installments of the Additional award was accelerated and paid in June 2019.
The employment agreement also provided for payments and benefits upon a qualifying termination of employment, as described in further detail under “Payments upon Termination or Change in Control” below. Further, it provided for the clawback, repayment or recapture of incentive compensation by the Company as required by law and as required by any applicable clawback policy adopted by the Company to comply with law or regulation if our financial statements were restated.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth outstanding equity award information with respect to each named executive officer as of December 31, 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(15)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(15)
Theodore S. Hanson					11,263	(2)	799,335
					5,826	(3)	413,471
					8,206	(4)	582,380
					14,730	(5)	1,045,388
					3,884	(6)	275,647
					3,262	(7)	231,504
					10,434	(8)	740,501
					3,175	(9)	225,330
								3,261	(16)	231,433
								20,868	(17)	1,481,002
								6,348	(18)	450,518
Edward L. Pierce	50,000		16.51(1)	9/1/2022
					11,263	(2)	799,335
					3,451	(3)	244,917
					5,366	(4)	380,825
					10,495	(5)	744,830
					2,301	(6)	163,302
					1,789	(7)	126,965
					2,333	(8)	165,573
								1,788	(16)	126,894
								4,664	(17)	331,004
Randolph C. Blazer					24,780	(2)	1,758,637
					5,378	(3)	381,677
					8,522	(4)	604,806
					16,018	(5)	1,136,797
					3,586	(6)	254,498
					2,841	(7)	201,626
					3,560	(8)	252,653
								2,841	(16)	201,626
								7,120	(17)	505,306
								36,825	(19)	2,613,470
George H. Wilson					5,933	(10)	421,065
					11,047	(5)	784,006
					1,318	(11)	93,538
					2,455	(8)	174,231
								25,448	(20)	1,806,045
								1,318	(21)	93,538
								4,910	(17)	348,463
Jennifer H. Painter					4,223	(2)	299,706
					1,456	(3)	103,332
					2,272	(4)	161,244
					4,860	(5)	344,914
					971	(6)	68,912
					758	(7)	53,795
					1,081	(8)	76,719
					8,522	(12)	604,806
								757	(16)	53,724
								2,160	(17)	153,295
Peter T. Dameris					29,759	(13)	2,111,996
					3,407	(14)	241,795

(1)	Represents the closing price of a share of the Company’s common stock on the NYSE on the option grant date.
(2)
This RSU award was earned at 100 percent, based on achievement of a performance target that began over the three-year period beginning on January 1, 2016. One-half of these RSUs vested on October 29, 2019, and the remaining RSUs will vest on October 29, 2020, subject to continued service to the Company.

(3)	This 2017 RSU award was earned at 100 percent based on achievement of a 2017 performance objective, and the remaining third of this grant vested on January 3, 2020.
(4)
This 2018 RSU award was earned at 100 percent based on achievement of a 2018 performance objective. One-half of these RSUs vested on January 2, 2020, and the remaining half will vest on January 2, 2021, subject to continued service to the Company.

(5)
This 2019 RSU award was earned at 100 percent based on achievement of a 2019 performance objective. On February 13, 2020, the performance target was certified by the Compensation Committee, and the first third of these RSUs vested. Half of the remaining RSUs will vest on each of January 2, 2021 and 2022, subject to continued service to the Company.

(6)
The remaining third of this 2017 RSU award was earned at 100 percent based on achievement of certain 2019 performance objectives. On February 13, 2020, the performance targets were certified by the Compensation Committee, and the RSUs vested.

(7)
The second third of this 2018 RSU award was earned at 100 percent based on achievement of certain 2019 performance objectives. On February 13, 2020, the performance targets were certified by the Compensation Committee, and the RSUs vested.

(8)
The first third of this 2019 RSU award was earned at 100 percent based on achievement of certain 2019 performance objectives. On February 13, 2020, the performance targets were certified by the Compensation Committee, and the RSUs vested.

(9)
The first third of this 2019 RSU award was earned at 100 percent based on achievement of certain 2019 performance objectives. On February 13, 2020, the performance targets were certified by the Compensation Committee, and the RSUs will vest on June 3, 2020, subject to continued service to the Company.

(10)
This 2018 RSU award was earned at 100 percent based on achievement of a 2018 performance objective. The first half of these RSUs vested on April 2, 2020. Half of the remaining RSUs will vest on each of April 2, 2021 and 2022, subject to continued service to the Company.

(11)
The second third of this 2018 RSU award was earned at 100 percent based on achievement of certain 2019 performance objectives. On February 13, 2020, the performance targets were certified by the Compensation Committee, and the RSUs will vest on April 2, 2020, subject to continued service to the Company.

(12)	This 2019 award will vest on December 31, 2022, subject to continued service to the Company.
(13)
Performance was fully achieved for this 2019 Tranche B award for Mr. Dameris, based on achievement of certain 2019 performance objectives. On February 13, 2020, performance was certified by the Compensation Committee and the RSUs vested. The Tranche B award was pro rated based on the duration of his employment in 2019.

(14)
This 2019 Tranche C award for Mr. Dameris was earned at 94.14 percent, based on achievement of the 2019 performance objective. On February 13, 2020, the performance target was certified by the Compensation Committee and the RSUs vested. The Tranche C award was pro rated based on the duration of his employment in 2019.

(15)	The market value of the RSUs that have not yet vested as of December 31, 2019 was determined by multiplying the outstanding number of RSUs by $70.97, the closing price of our stock on that day.
(16)
Up to the remaining third of this 2018 RSU award will vest on January 2, 2021 subject to attainment of performance goals set by the Compensation Committee for 2020 and continued service to the Company.

(17)
Up to the remaining two-thirds of this 2019 RSU award will vest one-half each on January 2, 2021 and 2022, subject to attainment of performance goals set by the Compensation Committee for 2020 and 2021, respectively, and continued service to the Company.

(18)
Up to the remaining two-thirds of this 2019 RSU award will vest one-half each on June 3, 2021 and 2022, subject to attainment of performance goals set by the Compensation Committee for 2020 and 2021, respectively, and continued service to the Company.

(19)
Up to the full amount of this 2019 RSU award will vest 50 percent on each of January 2, 2022 and 2023, subject to achievement of performance targets set for the three-year period beginning on January 1, 2019, and further subject to continued service to the Company.

(20)
Up to the full amount of this RSU award will vest 50 percent on each of April 2, 2022 and 2023, subject to achievement of a performance target over the three-year period beginning on January 1, 2018, and further subject to continued service to the Company.

(21)	Up to the remaining third of this 2018 RSU award will vest on April 2, 2021 subject to attainment of performance goals set by the Compensation Committee for 2020 and continued service to the Company.

OPTION EXERCISES AND STOCK VESTED

The table below sets forth information concerning the exercise of option awards and vesting of RSUs during 2019 by our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Theodore S. Hanson	—	—	34,185	$2,118,027
Edward L. Pierce	—	—	26,941	1,678,423
Randolph C. Blazer	—	—	49,416	3,098,110
George H. Wilson	—	—	1,319	84,535
Jennifer H. Painter	—	—	10,492	653,260
Peter T. Dameris	—	—	193,175	11,511,601

NON-QUALIFIED DEFERRED COMPENSATION

Our Board of Directors adopted the Company's Deferred Compensation Plan effective June 1, 2017, which plan has been amended from time to time. The Company does not match or contribute to the plan, and no funds were withdrawn or distributed to the named executive officers in 2019. The table below sets forth a summary of all non-qualified deferred compensation contributions made by each of the named executive officers, aggregate losses for the year ending December 31, 2019, and aggregate balances under the plan at December 31, 2019.

Name	Executive Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Balance at December 31, 2019
Theodore S. Hanson	$472,500	$103,124	$964,249
Edward L. Pierce	451,110	123,558	1,197,703
Randolph C. Blazer(1)	—	—	—
George H. Wilson(1)	—	—	—
Jennifer H. Painter	199,032	54,493	397,102
Peter T. Dameris	2,336,629	1,012,123	8,159,614

(1)	Does not participate in any nonqualified deferred compensation plan.
(2)
Messrs. Mr. Dameris, Mr. Hanson and Ms. Painter elected to contribute 100 percent, 50 percent and 50 percent, respectively, of their 2018 cash incentive bonus into the plan. The contribution amounts above include the portions of these cash incentive bonuses that were paid out in 2019. Mr. Dameris, Mr. Pierce and Ms. Painter deferred 75 percent, 75 percent and 5 percent, respectively, of their 2019 salary as well.

(3)	These earnings are not included in the Summary Compensation Table as there were no Company contributions, and substantially tracked the Company's 401(k) plan fund elections.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Described below are the arrangements the Company has entered into with each of our named executive officers, and the estimated payments and benefits that would be provided under such arrangements, assuming that the named executive officer’s employment was terminated under certain circumstances as of December 31, 2019 and, where applicable, a change in control of the Company occurred on that date, using the closing price of our common stock on December 31, 2019 ($70.97 per share). In each case, the executive officer’s right to receive severance benefits is subject to his or her execution of a valid and binding release agreement and contingent upon his or her continued adherence to certain confidentiality and non-solicitation agreements. In addition to the below, any outstanding funds in the executives' DCP accounts would be distributed in a lump sum upon a change in control event (as defined in the DCP).

Named Executive Officers - Termination Under Employment Agreements and CIC Severance Plan

Hanson Employment Agreement. Under Mr. Hanson's employment agreement, upon a termination of employment by the Company "without cause" or by non-renewal of his employment, or by Mr. Hanson for "good reason" (each as defined in the agreement), in addition to his accrued obligations, Mr. Hanson would be entitled to: (1) continuation payments totaling 150 percent of his annual base salary, over a period of 18 months following such termination; and (2) during the 18-month period, subject to Mr. Hanson’s proper election to continue healthcare coverage under COBRA, payment of his COBRA premiums. If his employment terminates because of his death or disability, Mr. Hanson (or his estate) will be entitled to receive payment equal to 100 percent of his base salary payable over 12 months and the Company would pay his COBRA healthcare benefits for 18 months following the termination of employment.

Pierce Employment Agreement. Under Mr. Pierce’s employment agreement, upon a termination of employment by the Company “without cause” (as defined in his employment agreement) including non-renewal of his employment agreement, in addition to his accrued obligations, Mr. Pierce will be entitled to: (1) continuation of 100 percent of his annual base salary for a period of 12 months following such termination; (2) any earned but unpaid annual bonus; and (3) reimbursement of up to $80,000 in moving expenses within a prescribed time frame. If Mr. Pierce’s employment terminates because of his death or disability, Mr. Pierce (or his estate) will be entitled to receive payment equal to 100 percent of his base salary payable over 12 months in equal installments.

Blazer Employment Agreement. If the Company terminates the employment of Mr. Blazer without “cause” (as defined in his employment agreement) or if his employment terminates due to death or disability during his employment period, Mr. Blazer is entitled to receive, in addition to accrued obligations and subject to reduction in certain circumstances: (1) salary continuation for a period of 12 months, at the rate in effect as of the date his employment is terminated; and (2) subject to his proper election to continue healthcare coverage under COBRA, for a period of 12 months from the date of termination, payment of the difference between his COBRA premiums and the cost of such coverage immediately prior to such termination.

Wilson Employment Agreement. If the Company terminates the employment of Mr. Wilson without "cause," or Mr. Wilson terminates his employment with "good reason" (each of those terms as defined in his employment agreement), he is entitled to receive, in addition to accrued obligations: (1) salary continuation for 12 months, at the rate in effect as of the date of termination; and (2) subject to his proper election to continue healthcare coverage under COBRA, health, dental and vision insurance coverage at the same cost to him as if his employment had continued, for a period of 12 months from the date of termination.

Painter Letter Agreement. Ms. Painter entered into a letter agreement with the Company dated December 13, 2017 which provides for severance payments and benefits in the case of a termination by the Company for its convenience including, in addition to accrued obligations: (1) 12 months of her then annual base salary, payable in equal installments pursuant to the Company's normal payroll procedures for the 12 months following her termination; and (2) subject to her proper election to continue healthcare coverage under COBRA for a period of 12 months from the date of termination, Company-reimbursed or Company-paid coverage under its group health plans at the same levels as would have applied if her employment had not been terminated.

CIC Severance Plan. If the employment of any of Messrs. Hanson, Pierce, Blazer or Wilson or Ms. Painter is "involuntarily terminated" following a “change in control,” benefits will be determined in accordance with the Company’s CIC Severance Plan. Pursuant to the CIC Severance Plan, upon an involuntary termination within 18 months of a “change in control transaction,” Mr. Hanson is entitled to receive: (1) a pro rata bonus for the year of termination which equals 100 percent of the “target bonus” for Mr. Hanson for the year of termination times the pro rata portion of the year he worked prior to his termination; (2) 300 percent of his annual salary and target bonus in effect at the time of the involuntary termination; (3) a lump-sum payment equaling an after tax calculation of the cost of 18 months of COBRA premiums for the medical, dental and/or vision coverage he received at the time of the termination; and (4) each outstanding equity-based award Mr. Hanson holds as of the date of his involuntary termination will vest in full upon the effectiveness of a general release. Each of the other executive officers receives the same except that they are entitled to receive the following percent of their annual salary and target bonus in effect at the time of the involuntary termination: Messrs. Blazer and Wilson, 275 percent; Mr. Pierce, 250 percent; and Ms. Painter, 200 percent. Payments to the executive officers under the CIC Severance Plan are reduced if necessary to avoid any excise tax that may be imposed. “Change in control,” “change in control transaction,” "involuntary termination" and “target bonus” have the meanings set forth for those terms in the CIC Severance Plan.

The estimated payments or benefits which would have been paid to each of Messrs. Hanson, Blazer, Pierce and Wilson and Ms. Painter in the event of such executive's termination on December 31, 2019 under the specified circumstances are set forth below. Mr. Dameris' employment had been terminated by December 31, 2019, and therefore was due nothing further.

	Termination Without Cause ($)	Involuntary Termination within 18 months after CIC ($)	Death or Disability ($)
Theodore S. Hanson
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	1,275,000	5,100,000	850,000
Value of Accelerated RSUs	-	6,476,509	-
Insurance Premiums Costs	38,874	38,874	38,874
Total Severance and Benefits	1,313,874	11,615,383	888,874

Edward L. Pierce
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	601,885	2,407,540	601,885
Value of Accelerated RSUs	-	3,083,647	-
Insurance Premium Costs	-	38,920	-
Relocation Expenses	80,000	-	-
Total Severance and Benefits	681,885	5,530,107	601,885

Randolph C. Blazer
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	813,781	3,804,426	813,781
Value of Accelerated RSUs	-	7,911,097	-
Insurance Premiums Costs	25,916	38,874	25,916
Total Severance and Benefits	839,697	11,754,397	839,697

George H. Wilson
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	480,000	2,244,000	-
Value of Accelerated RSUs	-	3,720,886	-
Insurance Premium Costs	21,409	32,114	-
Total Severance and Benefits	501,409	5,997,000	-

Jennifer H. Painter
Pro Rata Bonus(1)	-	-	-
Total Cash Severance (applicable salary and target bonus amounts or multiples)	408,807	1,308,182	-
Value of Accelerated RSUs	-	1,920,448	-
Insurance Premiums Costs	8,614	12,921	-
Total Severance and Benefits	417,421	3,241,551	-

(1)
Cash incentive bonuses are earned on December 31 of a given year, and are therefore payable in full upon certification. The bonuses earned by the executive officers for 2019 were as follows: Mr. Hanson $1,483,333; Mr. Pierce $722,262; Mr. Blazer, $996,882; Mr. Wilson, $672,000; and Ms. Painter $367,926.

Former Chief Executive Officer

Dameris Employment Agreement. Under Mr. Dameris' employment agreement, upon a termination of Mr. Dameris’ employment by the Company “without cause” or by Mr. Dameris for “good reason” (each, as defined in the agreement), in addition to his accrued obligations, Mr. Dameris would be entitled to: (1) continuation payments totaling 150 percent of his annual base salary, over a period of 18 months following such termination; (2) a cash lump sum in an amount equal to the aggregate premiums that the Company would have paid over 18 months for basic life insurance, accidental death and dismemberment insurance and long- and short-term disability insurance, each as in effect on the date of termination; and (3) during the 18-month period, subject to Mr. Dameris’ proper election to continue healthcare coverage under COBRA, payment of his COBRA premiums. In June 2019, Mr. Dameris' employment was terminated by the Company without cause, and he is receiving these benefits.

The employment agreement also provided that upon a qualifying termination: (1) each Tranche A award and Tranche B award will be governed by the terms and conditions of the applicable award agreement; and (2) a Tranche C award that has not vested as of the termination date will be eligible to vest on a pro rated basis (based on number of days worked), based on actual achievement of applicable performance goals, on the January 2 immediately following the termination date. Upon the death, disability or termination of Mr. Dameris' employment by the Company without cause, his Additional RSU award would vest in full. Mr. Dameris' termination met the requirements for a qualifying termination, and therefore, pursuant to these provisions, his Tranche A award was forfeited in its entirety, the eligibility of his Tranche B and Tranche C awards to vest were reduced on a pro rated basis based on the number of days he had worked in 2019, and the fourth of four installments of his Additional RSU award accelerated and vested in full upon his termination, along with any remaining RSUs outstanding from his 2017 and 2018 Tranche B grants and a special grant issued to him in May 2018. Further, his change in control agreement terminated coincident with his termination of employment.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth the following information as of December 31, 2019 for: (1) all compensation plans previously approved by stockholders; and (2) all compensation plans not previously approved by stockholders:

As of December 31, 2019	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(3)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders (1)	1,100,990	$8.92	2,885,013
Equity compensation plans not approved by stockholders (2)	200,436	$16.51	130,448
Total	1,301,426	$13.96	3,015,461

(1)
Consists of our Second Amended and Restated 2010 Incentive Award Plan (the "Plan") and our Amended and Restated 1987 Stock Option Plan, as amended (the "Prior Plan"). As of March 31, 2020, there are no longer any options or securities outstanding under this plan.

(2)	Consists of our Second Amended and Restated 2012 Employment Inducement Incentive Award Plan, as amended (the "Inducement Plan").
(3)
Outstanding RSUs vest and convert to shares of common stock without the payment of consideration. Therefore the weighted-average exercise price of outstanding options, warrants and rights excludes RSUs issued under the equity compensation plans. As of December 31, 2019, there were 1,075,767 RSUs outstanding under the Plan and 150,436 RSUs outstanding under the Inducement Plan. The remaining securities are options, as we have no warrants or rights outstanding.

The table below provides the number of shares available for future issuance by plan, the number of RSUs and stock options outstanding under each plan, and the weighted average term and price of the outstanding stock options as of the most recent date practicable, March 31, 2020.

As of March 31, 2020	Available shares for future issuance	Full value awards outstanding	Stock options outstanding	Weighted average term for outstanding stock options (years)	Weighted average price for outstanding stock options
2010 Plan	2,889,506	1,087,624	18,919	1.3	$9.51
2012 Inducement Plan	99,444	175,036	50,000	2.4	16.51
Total	2,988,950	1,262,660	68,919	2.8	$13.37

Inducement Award Program

In May 2012 our Board adopted the 2012 Inducement Plan, which has been amended in June 2015 and March 2018 in order to add additional shares to the plan, and again in April 2018 to reflect the Company's name change. Pursuant to applicable stock exchange rules, stockholder approval of the 2012 Inducement Plan was not required as a condition of the effectiveness of the 2012 Inducement Plan. A description of the principal features of the Inducement Plan is set forth below.
Eligibility and Administration
Only certain prospective employees of the Company are eligible to participate in the 2012 Inducement Plan. The 2012 Inducement Plan is administered by our Compensation Committee. The plan administrator has the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2012 Inducement Plan, subject to its express terms and conditions. Awards must be approved by the Compensation Committee or a majority of our independent directors and the authority to grant awards under the 2012 Inducement Plan may not be delegated.
Limitation on Awards and Shares Available
As of March 31, 2020, the maximum number of shares of common stock authorized for issuance under the 2012 Inducement Plan is 1,335,861 shares (the “Inducement Plan Share Limit”), and there are 99,444 shares remaining available for issuance under the plan. Shares issued under the 2012 Inducement Plan may be treasury shares or authorized but unissued shares.
The following types of shares are added back to the available share limit under the 2012 Inducement Plan: (1) shares subject to awards that are forfeited, expire or are settled for cash and (2) shares repurchased by the Company at the same price paid by a participant pursuant to the Company’s repurchase right with respect to restricted stock awards. However, the following types of shares are not added back to the available share limit under the 2012 Inducement Plan: (a) shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of the SAR on its exercise, (b) shares purchased on the open market with the cash proceeds from the exercise of options and (c) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award.
Awards granted under the 2012 Inducement Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the Company enters into a merger or similar corporate transaction, will not reduce the shares authorized for grant under the 2012 Inducement Plan.
Awards
The 2012 Inducement Plan provides for the grant of stock options, including non-qualified stock options, restricted stock, dividend equivalent awards, stock payment awards, deferred stock, RSUs, performance awards, performance share awards, SARs, and other incentive or cash awards. Certain awards under the 2012 Inducement Plan may constitute or provide for a deferral of compensation, subject to Code Section 409A, which may impose additional requirements on the terms and conditions of such awards. All awards are to be set forth in award agreements, which detail all terms and conditions of the awards, including any applicable vesting and payment terms. Awards other than cash awards are generally settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

•
Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. The exercise price of a stock option may not be less than 100 percent of the fair market value of the underlying share on the date of grant, except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than 10 years. Vesting conditions determined by the plan administrator may apply to stock options, and may include continued service, performance and/or other conditions.

•
Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100 percent of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than 10 years. Vesting conditions determined by the plan administrator may apply to SARs, and may include continued service, performance and/or other conditions.

•
Restricted Stock; Deferred Stock; RSUs and Performance Shares. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. Dividends will not be paid on restricted stock awards unless and until the shares vest. Deferred stock and RSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying these awards may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our common stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Vesting conditions determined by the plan administrator may apply to restricted stock, deferred stock, RSUs and performance shares, and may include continued service, performance and/or other conditions.

•
Stock Payments; Other Incentive Awards and Cash Awards. Stock payments are awards of fully-vested shares of our common stock that may, but need not be, made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our common stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met. Cash awards are cash incentive bonuses subject to performance goals.

•
Dividend Equivalent Rights. Dividend equivalent rights represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed, or expires, as determined by the plan administrator.

Certain Transactions
The plan administrator has broad discretion to equitably adjust the provisions of the 2012 Inducement Plan, as well as the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings”, the plan administrator will make equitable adjustments to the 2012 Inducement Plan and outstanding awards. In the event of a change in control of the Company (as defined in the 2012 Inducement Plan), the surviving entity must assume outstanding awards or substitute economically equivalent awards for such outstanding awards; however, if the surviving entity declines to assume or substitute for outstanding awards, then all awards will vest in full and be deemed exercised (as applicable) upon the transaction. Individual award agreements may provide for additional accelerated vesting and payment provisions.

Foreign Participants; Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2012 Inducement Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2012 Inducement Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order”, or such other consideration as it deems suitable.

Stockholder Approval; Plan Amendment and Termination
Pursuant to applicable stock exchange rules, stockholder approval of the 2012 Inducement Plan was not required as a condition of the effectiveness of the 2012 Inducement Plan. The Board may amend or terminate the 2012 Inducement Plan at any time; however, except in connection with certain changes in capital structure, stockholder approval will be required for any amendment that “reprices” any stock option or SAR (including any grant of cash or another award in respect of any stock option or SAR when the option or SAR price per share exceeds the fair market value of the underlying shares).

CEO PAY RATIO

As a result of rules adopted under the Dodd-Frank Act, we are providing disclosure of our CEO’s pay in relation to that of the median compensated employee for 2019. We are committed to internal pay equity and equal pay based on role, qualifications, experience and merit. However, as 78.5 percent of our employees are placed with clients on a temporary basis, they are not likely to be paid a full year salary. We do not believe that comparing the pay of someone who worked for us for three months versus someone who worked for 12 months is consistent with the spirit and intent of the regulation. Therefore, while we have provided the disclosure required by SEC rules, we have provided additional disclosure that we believe provides a more accurate comparison.
Our measurement date included the last payroll period inclusive of December 31, 2019, which reflects a total employee population of 31,263 on that date, of which 24,536 were professionals working on temporary assignments with our clients. Consistent with SEC rules, we annualized compensation for our internal employees who were employed for less than the full year in 2019, but not for our professionals whose positions are temporary in nature. Further, we did not include our foreign employees, as they comprise 4.5 percent of our workforce and were therefore under the de minimis threshold for inclusion.

Total compensation in 2019 for the prior year’s median compensated employee was $35,036. This particular employee worked for us on a part-time basis throughout the year. As set forth in the "Total" column of the Summary Compensation Table on p. 37 of this proxy statement, Mr. Hanson’s compensation for 2019 was $4.4 million. Using these compensation amounts provides for a CEO pay ratio of approximately 126:1 pursuant to the SEC’s final rules set forth in Item 402(u) of Regulation S-K. If we annualized the salary of our temporary professionals as we do for our internal employees, which we believe is the most accurate and comparable analysis, the median compensated employee would have received compensation of $72,692 on an annual basis, for a CEO pay ratio of approximately 61:1.

.

PROPOSAL TWO – APPROVAL OF THE COMPANY'S
SECOND AMENDED AND RESTATED
2010 EMPLOYEE STOCK PURCHASE PLAN

Introduction
The Company's 2010 Employee Stock Purchase Plan was originally approved by stockholders at the Company's 2010 Annual Meeting of Stockholders, and an amendment to address the Company's name change occurred in April 2018 (the "Existing ESPP"). On March 18, 2020, our Board of Directors approved the Company's Second Amended and Restated 2010 Employee Stock Purchase Plan (the "Amended ESPP") in order to extend the termination date of the plan to be upon the discretion of the Company's Board.

Under the Amended ESPP, we may grant our employees and employees of designated subsidiaries the opportunity to purchase shares of our common stock at a discount. The purpose of the ESPP is to facilitate purchases of our common stock by employees and to encourage employees to remain in the employment of the Company. The ESPP allows eligible employees to purchase common stock of the Company through payroll deductions at 85 percent of the lower of the market price on the first day or the last day of semi-annual offering periods. The ESPP is intended to qualify as an “employee stock purchase plan” under Code Section 423. The Board of Directors is requesting that our stockholders approve the Amended ESPP because we believe the Amended ESPP is an important and valued benefit to our employees. The Board believes that it is important that our employees be allowed to contribute a percentage of their compensation to the purchase of the Company's stock at a discount which provides for an alignment between our employees financial interests and those of our other stockholders. Approval of the Amended ESPP is not required for purposes of the Code or stock exchange listing rules; however, because the Existing ESPP has a 10-year term, which our stockholders approved, the Board believes it is in the best interest of the Company and its stockholders to seek approval of the Amended ESPP given the change to its term.

Description of the Amended ESPP

A summary of the principal features of the Amended ESPP is set forth below and is qualified by reference to the full text of the Amended ESPP, which is attached to this Proxy Statement as Annex B.

Administration
The Amended ESPP is administered by a committee of the Board which is the Compensation Committee. The plan administrator has broad authority to administer and construe the Amended ESPP and to make determinations with respect to awards, eligible participants, designated subsidiaries and other matters pertaining to plan administration.

Common Stock Reserved for Issuance under the ESPP
A total of 3,500,000 shares of our common stock had previously been authorized for grant under the existing ASGN Incorporated Amended and Restated 2010 Employee Stock Purchase Plan (the "Existing ESPP"), and we are not asking for any further authorization at this time. There are 1,496,211 shares remaining available for purchase under the plan as of March 31, 2020. The common stock made available for sale under the Amended ESPP may be unissued shares, treasury shares or shares reacquired in private transactions or open market purchases. In computing the number of shares of common stock available for grant, shares relating to options which terminate prior to exercise will be available for future grants of options.

Participating Subsidiaries and Sub-plans
The plan administrator may designate certain of our subsidiaries as participating subsidiaries in the Amended ESPP and may change these designations from time to time. Each of our domestic subsidiaries, direct or indirect, participate in the Existing ESPP and would continue to do so unless changed by the plan administrator. The plan administrator may also adopt sub-plans in order to ensure that the terms of the ESPP, as applicable to any non-U.S. participating subsidiaries, comply with applicable foreign laws.

Eligible Employees
Our employees and those of our participating subsidiaries are generally eligible to participate in the Amended ESPP, though employees who own five percent or more of the combined voting power or value of all classes of our stock or the stock of one of our subsidiaries are not allowed to participate in the Amended ESPP. Under applicable tax rules, the plan administrator may also exclude certain categories of employees from participation in the Amended ESPP. Currently (and thereafter unless changed by the plan administrator), the following employees are excluded from participation in offerings under the Amended ESPP: (1) employees who have been in our employ or in the employ of a designated subsidiary for less than 30 days; and (2) employees whose customary employment with us or a designated subsidiary is 20 hours of less per week and/or not more than five months per calendar year.

Participation
Eligible employees may generally elect to contribute up to 50 percent of their compensation (as defined in the ESPP) during an offering period under the terms of the Amended ESPP (though the plan administrator may set a lower maximum percentage and has set the maximum at 25 percent currently (and thereafter unless changed by the plan administrator).

Options granted under the Amended ESPP are exercisable on certain exercise dates only through funds accumulated by an employee through payroll deductions made during the applicable offering period and any such funds that are not used to purchase shares for fractional share amounts will be carried forward to the next offering period. Participants may not accrue the right to purchase stock under the Amended ESPP (or any other tax-qualified stock purchase plan) with a fair market value exceeding $25,000 for each calendar year in which applicable rights are outstanding at any time. Participation in the Amended ESPP is voluntary.

Offering Periods
Under the Amended ESPP, employees are offered the option to purchase shares of our common stock at a discount on the last trading day of each offering period (the exercise date). The plan administrator may designate varying offering periods (including periods that overlap), but the current offering periods run for six months, commencing on April 1 and October 1 of each year. The offering periods run for semiannual periods from April 1 through September 31 and from October 1 through March 31, unless otherwise designated by the plan administrator in the future. The option purchase price is 85 percent of the closing price of our common stock on either the first trading day of the offering period or the last trading day of the offering period, whichever is lower, as reported by the NYSE. Unless a participant has previously canceled his or her participation in the Amended ESPP, an amount equal to the amount credited to his or her ESPP account shall be used to purchase the maximum number of whole shares of our common stock that can be purchased for that offering period, subject to individual and aggregate share limitations under the Amended ESPP. No fractional shares will be issued. A participant may cancel his or her payroll deduction authorization no later than 15 calendar days prior to the exercise date of any offering period. Upon cancellation, the participant may elect either to withdraw all of the funds then credited to his or her ESPP account and withdraw from the ESPP or have the balance of his or her account applied to the purchase of whole shares of common stock that can be purchased for the offering period in which his or her cancellation is effective.

Termination of Employment
If a participant dies during an offering period, the participant’s estate or beneficiary may elect to use amounts credited to the participant’s account to purchase shares at the end of the relevant offering period or may elect to have such amounts returned to the estate or beneficiary. If a participant experiences a disability (as defined in the Amended ESPP) within three months prior to the end of an offering period, the participant may elect to purchase shares at the end of the relevant offering period or to have amounts credited to the participant’s account returned. Upon any other termination of employment, amounts credited to a participant’s account will be returned to the participant.

Transferability
Options granted under the Amended ESPP are not transferable and are exercisable only by the participant. In addition, without the consent of the plan administrator, no shares of common stock purchased under the Amended ESPP may be transferred by the participant before the first anniversary of the exercise date on which such shares were purchased, other than by will or pursuant to the laws of descent and distribution. This transfer restriction on shares will not apply to any transfer of shares to us or in connection with a liquidation or corporate transaction involving us.

Adjustments
In the event of any dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, sale, transfer, exchange or other disposition of all or substantially all of our assets, or exchange of shares of our common stock or other securities, issuance of warrants or other rights to purchase shares of our common stock or other securities, or other similar corporate transactions or events, the plan administrator has broad discretion to equitably adjust awards under the Amended ESPP to prevent the dilution or enlargement of benefits under outstanding awards as a result of such transaction.

Insufficient Shares
If the total number of shares of common stock which are to be purchased under outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Amended ESPP, the plan administrator will make a pro rata allocation of the available shares on a uniform and equitable basis, and unless additional shares are authorized under the Amended ESPP, no further offering periods will take place. In this event, excess payroll deductions will be refunded to participants.

Amendment or Termination of the ESPP
The plan administrator has the right to amend, suspend, or terminate the Amended ESPP at any time and from time to time to any extent that it deems advisable. However, absent the approval of our stockholders, the plan administrator may not amend the Amended ESPP: (1) to increase the maximum number of shares that may be purchased under the plan; or (2) in any manner that would cause the plan to no longer be an “employee stock purchase plan” within the meaning of Code Section 423. The Amended ESPP extended the term of the Existing ESPP which previously expired on March 18, 2020 to be terminated upon the discretion of the Company's Board. No further offerings will take place once all shares of common stock available for purchase thereunder have been purchased unless stockholders approve an amendment authorizing new shares under the Amended ESPP.

Federal Income Tax Consequences
The material federal income tax consequences of the Amended ESPP under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the Amended ESPP. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality.

The ESPP is intended to be an "employee stock purchase plan" within the meaning of Code Section 423. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP. If the participant sells or otherwise disposes of the purchased shares within two years after the date on which the purchase right relating to those shares was granted (which is typically the first day of the applicable offering period) or within one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction in the taxable year in which such disposition occurs equal to the amount of ordinary income recognized by the participant. Any further gain or loss to the participant upon disposition will be capital gain or loss. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and the Company will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

If the participant sells or disposes of the purchased shares more than two years after the date on which the purchase right relating to those shares was granted and more than one year after the purchase date of those shares, or if the participant dies while holding the shares,then the participant (or his or her estate) will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (ii) 15 percent of the fair market value of the shares on the date of grant of the purchase right. The Company will not be entitled to an income tax deduction with respect to such disposition. Any further gain or loss to the participant upon disposition will be capital gain or loss. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participant has a long-term capital loss for the difference between the sale price and the purchase price.

New Plan Benefits
The actual number of shares that may be purchased under the Amended ESPP is not presently determinable, as eligible employees may adjust their participation in the Amended ESPP from time to time. Therefore, it is not possible to determine the future benefits that will be received by participants in the Amended ESPP.

ESPP Options Granted Since Inception
During 2019, the number of shares of common stock purchased under the Existing ESPP was 234,435. The purchases were funded by payroll deductions from the eligible employees who purchased shares. The table below provides details on shares purchased under the Existing ESPP from its inception through March 31, 2020 by employees who were executive officers for 2019.

Name	No. of Shares(1)	Dollar Value(2)
Theodore S. Hanson	1,101	$74,980
Edward L. Pierce	-	-
Randolph C. Blazer	821	$54,445
George H. Wilson	-	-
Jennifer H. Painter	1,088	$74,979
Peter T. Dameris	574	$44,382

All current executive officers (as a group)(1)	3,584	$248,785
All current non-executive officer directors (as a group)	N/A	N/A
ESPP participants who are five percent holders	-	-
All current employees (as a group)	1,337,600	$60,376,130

(1)	Based on the closing price of our common stock on the applicable purchase date.
(2)	Includes purchases made by current named executive officers since inception of the ESPP.

Vote Required

Approval of Proposal Two requires a FOR vote of the majority of shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

Board Recommendation

The affirmative vote of the holders of a majority of the Company’s voting shares represented and entitled to vote on this proposal at the Annual Meeting is required for approval of the Amended ESPP. Our Board unanimously recommends that our stockholders vote “FOR” the Amended ESPP.

PROPOSAL THREE – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders the opportunity to cast an advisory, non-binding vote on executive compensation disclosed in this Proxy Statement and as required by Item 402 of Regulation S‑K. Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the 2019 compensation paid to ASGN’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Company’s success. We attempt to accomplish this goal in a way that aligns with the long-term interests of our stockholders. We are committed to responsible compensation practices and structures and strive to balance the need to compensate our employees fairly and competitively based on their performance, while assuring that their compensation reflects principles of sound business practice and performance metrics that reward long-term success. This advisory vote is referred to as “say-on-pay.” In light of the fact that a majority of the votes cast at our 2017 annual meeting of stockholders voted in favor of holding an annual advisory vote, our Board has decided that we will hold an annual advisory vote on the compensation of our named executive officers. To that end, we expect our next say-on-pay vote, after the one to be held at the Annual Meeting, to be held at our Annual Meeting of Stockholders in 2021.

The Executive Compensation Discussion and Analysis of this Proxy Statement summarizes our executive compensation program and the Compensation Committee’s decisions regarding 2019 and 2020 compensation. Highlights of the 2019 executive compensation program and our 2019 performance include:

•
In December 2019, the Compensation Committee approved a clawback policy that requires the Company to seek reimbursement or forfeiture of any annual incentive payment, bonus, or long-term performance-based equity award to a named executive officer that was approved, awarded, paid, or granted to such officer under certain circumstances,

•
In December 2019, two of our executives, including our Chief Financial Officer, agreed to terminate their change in control severance agreements, which eliminated single-trigger acceleration of equity upon a change in control event, and eliminated the tax gross up provision for severance to be paid in connection with a change in control event for Mr. Brill.

•
In September 2019, the Board of Directors approved a Hedging and Pledging Transactions Policy that restricts directors and executive officers from pledging as collateral or hedging any of the Company's securities, including prepaid variable forward contracts, equity swaps, collars, etc.

•
In 2019, the Company had the highest revenues, net income and Adjusted EBITDA in its history. Revenues grew to $3.9 billion representing an increase of $524.1 million or 15.4 percent over the prior year (or 8.8 percent on a pro forma basis), which is an organic growth of 2.5 times the 3.6 percent average growth rate that was projected for 2019 weighted for the markets in which ASGN participates. Net income was $174.7 million in 2019, and $157.7 million in 2018. Adjusted EBITDA for purposes of determining performance targets grew to $455.5 million representing an increase of $31.7 million, or 7.5 percent over the prior year. Cash incentive bonuses and performance-based vesting RSUs granted to our named executive officers in 2019 were substantially earned and vested based on our strong financial performance.

•
In 2019, the Company repaid $83.0 million of debt, bought back $20.0 million of the Company's shares under its repurchase program, and paid cash for two acquisitions of entities in the aggregate of 113.0 million.

•
In 2019, all of the equity awards granted to named executive officers were conditioned upon the achievement of performance targets with the exception of a special grant to Ms. Painter in June 2019 for her services supporting the CEO transition and related actions with added retentive value as the RSUs do not vest until December 2023.

•
The Compensation Committee has placed a strong emphasis on performance-based compensation, with the majority of annual cash compensation for named executive officers being based upon achievement of performance targets.

•
As noted above, the named executive officers received annual equity awards in the form of RSUs in 2019, all of which are earned based on achievement of specified performance goals that we believe correlate to increased shareholder value. If such goals are achieved, the awards will vest over a period of time, which aligns with the long-term interests of our stockholders. These RSU awards are intended as a long-term incentive and should be viewed as compensation over the vesting period not as compensation only for 2019. Further, the Compensation Committee determined that the 2020 RSU grants for executives would have a three-year performance goal, and would vest in full upon certification of achievement of performance for the three-year goal.

Stockholders are urged to read the Executive Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement because these sections discuss our compensation philosophy and practices in detail.

The advisory vote set forth in this Proposal Three is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders. The Compensation Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.

Vote Required

Approval of Proposal Three requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

The Board unanimously recommends a vote FOR Proposal Three for approval of the resolution above regarding the Company's named executive officers' 2019 compensation.

PROPOSAL FOUR – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of Deloitte & Touche LLP ("Deloitte & Touche") as our independent registered public accounting firm to audit ASGN’s consolidated financial statements for the fiscal year ending December 31, 2020, and is asking stockholders to ratify this appointment at the Annual Meeting.

Starting with its appointment in 1987 to audit the 1986 consolidated financial statements of a predecessor entity, Deloitte & Touche, or its predecessor firms, has continually served as our independent registered public accounting firm and performed annual audits of our consolidated financial statements. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Information regarding fees billed by Deloitte & Touche for the years ended December 31, 2019 and December 31, 2018 is set forth herein.

Our Bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. We are seeking ratification because we believe it is a matter of good corporate governance practice. In the event that stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche, but may ultimately determine to retain Deloitte & Touche as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of ASGN and our stockholders.

Principal Accountant Fees and Services

The following table sets forth fees for professional services rendered by Deloitte & Touche for the audit of ASGN’s financial statements for fiscal years 2019 and 2018, and fees billed for tax and all other services rendered by Deloitte & Touche for fiscal years 2019 and 2018:

	2019	2018
Audit Fees (1)	$3,425,500	$3,425,700
Audit-related Fees (2)	1,557,700	1,137,100
Tax Fees (3)	25,400	30,000

There were no other fees paid to Deloitte & Touche during the years presented.

(1)    Represents aggregate fees for professional services provided in connection with the audit of our annual financial statements, review of our quarterly financial statements, audit services provided in connection with other statutory or regulatory filings, and the audit of internal controls pursuant to section 404 of the Sarbanes-Oxley Act of 2002.

(2)    Represents fees for services provided to ASGN that are for assurance and related services, and are reasonably related to the performance of the audit or review of our financial statements. These services include, but are not limited to, due diligence for acquisitions and internal control reviews. None of these fees were for services related to the design or implementation of financial information systems.

(3) Represents fees for tax advisory services.

Vote Required

The ratification of the appointment of Deloitte & Touche requires a FOR vote of the majority shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

Board Recommendation

Our Board unanimously recommends that our stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020. Unless a contrary choice is specified, shares represented by proxies will be voted FOR ratification of the appointment.

REPORT OF THE AUDIT COMMITTEE

To the extent that this Proxy Statement is incorporated by reference into any other filing by ASGN under the Securities Act or the Exchange Act, this section entitled “Report of the Audit Committee” will not be deemed incorporated, unless specifically provided otherwise in such filing.

In 2019, the Audit Committee consisted of Messrs. Kittrell (Chairman), Callaghan and Jones. Ms. Joliet served as an adviser to the committee. The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Pre-approval of Audit and Non-Audit Services

All audit-related services, tax services and other services performed by our independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of these services by Deloitte & Touche LLP was compatible with the maintenance of Deloitte & Touche LLP’s independence in the conduct of its auditing functions. The Audit Committee Charter, amended on September 21, 2016, and amended again in April 2018 to address the Company's name change, provides for pre-approval of policies and procedures with respect to the approval of audit or non-audit services consistent with applicable laws, rules and regulations, and the requirements of the NYSE. Pursuant to such policies and procedures, the Audit Committee may delegate to a member the authority to pre-approve certain auditing services and non-audit services.

Filing of Audited Financial Statements with Annual Report for 2019

The Audit Committee reviewed and discussed ASGN’s audited consolidated financial statements for the year ended December 31, 2019 with management. The Audit Committee also discussed with Deloitte & Touche LLP, ASGN’s independent registered public accounting firm, the accountant’s responsibilities, any significant issues arising during the audit and other matters required to be discussed by Auditing Standards No. 16, as adopted by the Public Company Accounting Oversight Board. The Audit Committee received the written disclosures and letter from ASGN’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’ communications with the Audit Committee concerning independence and has discussed with ASGN’s accountants its independence. Based on its review of such documents and the discussions noted above, the Audit Committee recommended to the Board that ASGN’s consolidated financial statements for the year ended December 31, 2019 be included in its Annual Report on Form 10-K for that fiscal year for filing with the SEC.

Respectfully submitted,

Marty R. Kittrell (Chairman)
Brian J. Callaghan
Jeremy M. Jones

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee is responsible for review, approval or ratification of specific transactions involving the Company in which a “related person” has a direct or indirect material interest. Under SEC rules, “related persons” include directors, officers, nominees for director, five percent stockholders and their immediate family members. Information about our directors and executive officers and persons related to them is collected and updated through annual Directors and Officers Questionnaires. Directors and executive officers provide the names of the entities with which they, and their immediate family members, are affiliated, including board memberships, executive officer positions and charitable organizations. As needed, the Company’s legal department prepares requests for pre-approval or ratification of transactions or relationships involving related persons or parties with which the Company expects to do business. The Audit Committee reviews these requests and, if appropriate, pre-approves or ratifies each transaction or relationship and/or an annual spending limit for the same. In the past few years, there have been several transactions which have been reviewed and approved by the Audit Committee pursuant to the process outlined above, and they are set forth below.

Apex Systems leases three properties located in Glen Allen, Virginia for its corporate headquarters. Two of these properties, Cox Road and Sadler Place, are owned by ASI Partners, LLC and ASI Partners Sadler Place, LLC, respectively. These entities are wholly owned by Messrs. Callaghan, Hanson, Sheridan and another founder of Apex Systems. The leases for the Cox Road and Sadler Place properties were renegotiated and renewed effective January 1, 2015 with 10-year lease terms, and are currently in escrow to be sold to a third party. Upon completion of the sale of these properties, they will no longer be related party transactions. Rent paid for these properties aggregated approximately $1.3 million in each of 2018 and 2019, and the portion allocated to each of Messrs. Callaghan and Sheridan in 2019 was $421,831, and was $66,605 for Mr. Hanson.

Apex Systems hired Christopher Hanson as a Consulting Services Director in 2015. Mr. C. Hanson is the brother of our President, Theodore Hanson, and receives a base salary and is eligible to receive an incentive bonus commensurate with his position and experience. Mr. C. Hanson does not report to, nor is his compensation reviewed or directed by, Mr. T. Hanson.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires each of our directors and officers and each beneficial owner of more than 10 percent of a registered class of our equity securities to file with the SEC reports of beneficial ownership and subsequent reports regarding changes in such ownership. Based on our records and other information, we believe that each person who was subject to Section 16(a) during 2019 filed on a timely basis all such reports required for the year, with the exception of a one-day delay in filing a Form 4 for Mr. Jones in March 2019.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matters to be presented at the Annual Meeting other than those specifically set forth above. If other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

ASGN files annual, quarterly and current reports, proxy statements and other information with the SEC electronically. The SEC maintains an internet site sec.gov that contains reports, proxy and information statements, and other information technology regarding issuers that file electronically with the SEC. You may also read and copy any of our reports that are filed with the SEC by visiting:

•Our website, www.asgn.com; or
•By contacting our Investor Relations Department at (818) 878-7900.

You may also obtain print copies of reports, proxy statements or other information concerning us, including any document incorporated by reference in this Proxy Statement, without charge, by written or telephonic request directed to us at ASGN Incorporated, Attention: Investor Relations, 26745 Malibu Hills Road, Calabasas, California 91301; tel: (818) 878-3136. If you would like to request printed documents, please do so by June 8, 2020 in order to receive them before the Annual Meeting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Proxy Statement documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Annual Meeting:

Company Filings:	Period (if applicable):
Annual Report on Form 10-K	Year ended December 31, 2019

A copy of ASGN’s Annual Report to Stockholders for the year ended December 31, 2019 on Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting, or was referenced in the Notice of Internet Availability of Proxy Materials.

PROPOSALS BY STOCKHOLDERS

Proposals that stockholders intend to present at the 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act must be received at ASGN’s principal executive offices in Calabasas, California no later than December 27, 2020, for inclusion in the proxy material for that meeting. Pursuant to ASGN’s Bylaws, proposals submitted other than pursuant to Rule 14a-8 or director nominations, must be delivered to the Secretary not less than 30 days nor more than 60 days prior to the date of the meeting. Proposals for director nominations must be delivered to the Secretary not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2020 annual meeting. Stockholder notices should be delivered to the Secretary at ASGN Incorporated, 26745 Malibu Hills Road, Calabasas, California 91301.

MISCELLANEOUS

The cost of soliciting proxies on behalf of the Board will be borne by ASGN. The solicitation will be primarily by mail. In addition to the use of mail, some of the officers, directors, and employees of ASGN and its subsidiaries may solicit proxies by telephone, electronic mail or personal interview without additional remuneration for such activity. ASGN intends to reimburse banks, brokerage houses, and other institutions, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy material to their principals.

By Order of the Board,

Secretary

/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
April 30, 2020
Calabasas, California

ANNEX A

Performance Target Adjusted EBITDA
for the Year Ended December 31, 2019

Net income	$174,734,649
Income from discontinued operations, net of income taxes	144,892
Interest expense	52,924,431
Write-off of loan costs	18,933,688
Provision for income taxes	61,953,090
Depreciation	40,086,893
Amortization of intangible assets	51,097,442
EBITDA	399,875,085

Equity-based compensation	39,286,682
Write-off of intangible assets	3,284,170
Acquisition, integration and strategic planning expenses	6,555,642
Adjusted EBITDA	449,001,579
Adjustments for performance target (includes litigation expenses, CEO and certain other management severance, adjustments for the effect of changes in foreign exchange rates and other de minimis costs)	6,487,091
Performance target Adjusted EBITDA	$455,488,670

A-1

ANNEX B

The redlined revisions below are intentional and show the proposed edits made to the plan for stockholder approval.

ASGN INCORPORATED
SECOND AMENDED AND RESTATED
2010 EMPLOYEE STOCK PURCHASE PLAN
~~ASGN Incorporated, a Delaware corporation, hereby adopts the Amended and Restated ASGN Incorporated 2010 Employee Stock Purchase Plan, effective as of March 18, 2010, approved by stockholders on June 3, 2010, amended on September 8, 2013 and September 9, 2017, and amended and restated as of April 26, 2018. From and after the effective date of this Plan, no further options shall be granted under the On Assignment, Inc. Employee Stock Purchase Plan previously adopted on March 1, 1993 (the “Prior Plan”).~~
The purposes of the Plan are as follows:
(1)    To assist Eligible Employees of the Company and its Designated Subsidiaries (as defined below) in acquiring stock ownership in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan,” within the meaning of Section 423(b) of the Code (as defined below).
(2)    To help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiary Corporations.
1.DEFINITIONS. Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):
(a)    “Account” means the account established for a Participant under the Plan.
(b)    “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
(c)    “Authorization”~~means a Participant’s payroll deduction authorization with respect to an Offering provided by such Participant in accordance with~~ has the meaning set forth in Section 3(b) hereof.
(d)    “Authorized Leave of Absence” means military leave, sick leave, or other bona fide leave of absence from service with the Company or a Company Subsidiary if the period of the leave does not exceed three months, or, if longer, so long as the individual’s right to reemployment with the Company or a Company Subsidiary is guaranteed either by statute or contract.
(e)    “Board” means the Board of Directors of the Company, as constituted from time to time.
(f)    “Code” means the Internal Revenue Code of 1986, as amended.
(g)    “Committee” means the committee of the Board appointed to administer the Plan pursuant to Section 12 hereof.
(h)    “Company” means ASGN Incorporated, a Delaware corporation, or any successor corporation or entity.

(i)    “Compensation” of an Employee means the regular straight-time earnings or base salary, commissions, cash bonuses and other cash incentive-type payments paid to the Employee from the Company or any Designated Subsidiary on each Payday as compensation for services to the Company or any Designated Subsidiary after deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan of the Company or any Designated Subsidiary (other than contributions made pursuant to sections 125 or 401(k) of the Code). “Compensation” does not include any overtime payments, non-cash incentive-type payments, education or tuition

|US-DOCS\112074471.2||

reimbursements, imputed income arising under any Company or Designated Subsidiary group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit (other than contributions made pursuant to sections 125 or 401(k) of the Code) under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings.

(j)    “Date of Exercise” of any Option means the date on which such Option is exercised, which shall be the last Trading Day of the Offering Period with respect to which the Option was granted in accordance with Section 4(a) hereof (except as provided in Section 9 hereof ).
(k)    “Date of Grant” of any Option means the date on which such Option is granted, which shall be the first Trading Day of the Offering Period with respect to which the Option was granted, in accordance with Section 3(a) hereof.
(l)    “Date of Termination” means the date on which an individual ceases to be an Employee (taking into account any Authorized Leave of Absence).
(m)    “Designated Subsidiary” means any Subsidiary Corporation designated by the Committee or the Board in accordance with Section 13 hereof.
(n)    “Disability” shall have the meaning provided in an applicable employment agreement between the Participant and the Company or a Parent Corporation or Subsidiary Corporation or, if no such agreement exists or such agreement does not contain an applicable definition, Disability shall mean the Participant’s total and permanent disability as defined in section 22(e)(3) of the Code.
(o)    “Eligible Employee” means an Employee of the Company or any Designated Subsidiary who does not, immediately after the Option is granted, own (directly or through attribution) stock possessing five percent or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent Corporation or a Subsidiary Corporation (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Committee may determine in its discretion, and if so determined, shall set forth in the terms of the applicable Offering, that an Employee of the Company or any Designated Subsidiary shall not be eligible to participate in such Offering if: (1) such Employee has been in the employ of the Company or any Designated Subsidiary for less than two years (or any shorter period); (2) such Employee’s customary employment with the Company or any Designated Subsidiary is twenty hours or less per week and/or not more than five months per calendar year (or any lesser number of hours per week or months per calendar year); (3) such Employee is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act; and/or (4) such employee is a citizen or resident of a foreign jurisdiction and the grant of an Option under the Plan or Offering is prohibited under the laws of such foreign jurisdiction, or compliance with the laws of such foreign jurisdiction would cause the Plan or Offering to violate the requirements of Section 423 of the Code; provided, that any exclusion in clauses (1), (2), (3) and (4) shall be applied in an identical manner under each Offering to all employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e).
(p)    “Employee” means an individual who renders services to the Company or a Designated Subsidiary in the status of an “employee,” within the meaning of Code Section 3401(c) and the regulations thereunder. During an Authorized Leave of Absence meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), an individual shall be treated as an Employee of the Company or Designated Subsidiary that employs such individual immediately prior to such leave. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or the Designated Subsidiary in the status of an “employee,” within the meaning of Code Section 3401(c).
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)    “Fair Market Value” shall mean, as of any given date, the value of a share of Stock determined as follows:

|US-DOCS\112074471.2||

(i)    If the Stock is (A) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (B) listed on any national market system or (C) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)    If the Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii)    If the Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.
(s)    “Offering” means each distinct offering of Options made under this Plan, within the meaning of Treasury Regulation 1.423-2(a).
(t)    “Offering Period” means the period, which shall be set by the Committee, with respect to which Options are granted to Eligible Employees under an Offering; provided, that the duration of any Offering Period can be no less than three months and no more than 27 months, and shall be six months unless otherwise specified by the Committee in the terms of the Offering.
(u)    “Option” means an option to purchase shares of Stock granted under the Plan to a Participant in accordance with Section 3(a) hereof.
(v)    “Option Price” means the purchase price per share of Stock determined in accordance with Section 4(b) hereof.
(w)    “Parent Corporation” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code and the regulations promulgated thereunder.
(x)    “Participant” means an Eligible Employee who has elected to participate in an Offering under the Plan, in accordance with the provisions of Section 3(b) hereof.
(y)    “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary or, in the case of any cash bonuses and other cash incentive-type payments, any other payment date established by the Company with respect to such amounts.
(z)    “Plan” means this Second Amended and Restated ASGN Incorporated 2010 Employee Stock Purchase Plan, as amended and/or restated from time to time.
(aa)     “Stock” means the shares of the Company’s Common stock, $.01 par value per share.
(bb)    “Subsidiary Corporation” means any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the regulations promulgated thereunder. In addition, with respect to any sub-plans adopted under Section 12(c) hereof which are designed to be outside the scope of Section 423 of the Code, Subsidiary Corporation shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship.
(cc)    “Trading Day” means a day on which the principal securities exchange on which the Stock is listed is open for trading or, if the Stock is not listed on a securities exchange, shall mean a business day, as determined by the Committee in good faith.

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2.    STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the Plan), the Stock that may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 3,500,000 shares of Stock. The shares of Stock sold pursuant to Options granted under the Plan may be unissued shares or treasury shares of Stock, or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares is not exercised by any Participant for any reason, or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of this Plan, unless this Plan shall have been terminated, but all shares sold under this Plan, regardless of source, shall be counted against the share limitation set forth above.
3.    GRANT OF OPTIONS.
(a)    Offerings. The Company may make one or more Offerings under the Plan which may be successive and/or overlapping with one another until the earlier of: (1) the date on which the number of shares of Stock available under the Plan have been sold, or (2) the date on which the Plan is suspended or terminates. The Committee shall designate the terms and conditions of each Offering in writing, including without limitation, the Offering Period, the groups of Eligible Employees who may elect to participate in accordance with Section 3(b) hereof (which groups of Eligible Employees may vary from Offering to Offering, subject in all cases to the eligibility requirements of Section 423 of the Code and the Treasury Regulations thereunder) and any maximum number of shares of Stock that may be sold under a particular Offering, if applicable. Each Participant shall be granted an Option with respect to an Offering on the Date of Grant for the applicable Offering Period. Each Option shall expire on the Date of Exercise for such Offering Period immediately after the automatic exercise of the Option in accordance with Section 4(a) hereof, unless such Option terminates earlier in accordance with Section 5, 6 or 9 hereof. The number of shares of Stock subject to a Participant’s Option shall equal the cumulative payroll deductions authorized by such Participant in accordance with subsection (b) for the Offering Period (if any), divided by the Option Price for the Option; provided, that the number of shares of Stock subject to such Option shall not exceed the number determined in accordance with Section 3(c) hereof. In connection with each Offering under the Plan, the Committee may specify a maximum number of shares of Stock that may be purchased by any Employee pursuant to such Offering. The Company shall not grant an Option with respect to an Offering to any Employee who is not an Eligible Employee with respect to such Offering on the first day of the applicable Offering Period.
(b)    Election to Participate; Payroll Deduction Authorization. An Eligible Employee shall become a Participant in the Plan only by means of payroll deduction. Each such Participant who elects to participate in the Plan with respect to an Offering shall deliver to the Company a completed and executed written payroll deduction authorization in a form approved by the Company (the “Authorization”) within the time determined by the Company and set forth in the terms of such Offering. Each Participant’s Authorization shall give notice of such Participant’s election to participate in the Plan for such Offering (and subsequent Offerings in which such Participant is eligible to participate) and shall designate a whole percentage of such Participant’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Participant on each Payday during the Offering Period. A Participant may designate any whole percentage of Compensation that is not less than one percent and not more than a maximum percentage determined by the Committee in the Offering (which maximum percentage shall be fifty percent in the absence of such determination). A Participant’s Compensation payable during an Offering Period shall be reduced each Payday through payroll deduction in an amount equal to the percentage specified in the Authorization, and such amount shall be credited to such Participant’s Account under the Plan. A Participant may increase or decrease the percentage of Compensation designated in the Authorization, subject to the limits of this subsection (b), or may suspend the Authorization, only as provided by the Committee with respect to such Offering and set forth in the terms of such Offering. Any Authorization shall remain in effect for each subsequent Offering in which the Participant is eligible to participate, unless the Participant submits a new Authorization pursuant to this subsection (b), withdraws from the Plan pursuant to Section 5 hereof or terminates employment as provided in Section 6 hereof. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Sections 3(a), (c) and (d) hereof, the Company may reduce a Participant’s rate of payroll deductions to zero at any time during any Offering Period. Payroll deductions will recommence at the rate provided by the Participant in his or her payroll deduction authorization to the extent such payroll deductions may be applied to purchase shares of Stock in accordance with Code Section 423(b)(8) and Sections 3(a), (c) and (d) hereof, unless terminated by the Participant as provided in Section 5 hereof.

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(c)    $25,000 Limitation. No Participant shall be granted an Option under the Plan which permits the Participant rights to purchase shares of Stock under the Plan, together with other options to purchase shares of Stock or other stock under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to Code Section 423 (any such Option or other option, a “Section 423 Option”), to accrue at a rate which exceeds $25,000 of fair market value of such shares of Stock or other stock (determined at the time the Section 423 Option is granted) for each calendar year in which any Section 423 Option granted to the Participant is outstanding at any time. For purpose of the limitation imposed by this subsection, (1) the right to purchase shares of Stock or other stock under a Section 423 Option accrues when the Section 423 Option (or any portion thereof) first becomes exercisable during the calendar year, (2) the right to purchase shares of Stock or other stock under a Section 423 Option accrues at the rate provided in the Section 423 Option, but in no case may such rate exceed $25,000 of fair market value of such shares of Stock or other stock (determined at the time such Section 423 Option is granted) for any one calendar year, and (3) a right to purchase Stock or other stock which has accrued under an Option may not be carried over to any other Section 423 Option. The limitation under this subsection (c) shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.
(d)    5 Percent Holders. No Employee will be granted an Option under this Plan if or to the extent that, immediately after the grant, such Employee would own stock (including stock (i) that would be attributed to such Employee pursuant to Section 424(d) of the Code, and/or (ii) that the Employee may purchase under outstanding options, regardless of whether or not the options either (A) qualify for the special tax treatment afforded by 421(a) of the Code, (B) may only be exercised in installments, or (C) may only be exercised after the expiration of a fixed period of time) possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation or Parent Corporation actually issued and outstanding immediately after the grant of such Option (excluding the voting power or value of treasury share or shares authorized for issue under outstanding options held by the Employee or any other person).
4.    EXERCISE OF OPTIONS; OPTION PRICE.
(a)    Option Exercise. Each Participant automatically shall be deemed to have exercised such Participant’s Option on the Date of Exercise for an Offering Period to the extent that the balance then in the Participant’s Account is sufficient to purchase, at the Option Price for such Option, shares of the Stock subject to the Option. The Committee shall set forth in the terms of the applicable Offering, the extent to which the portion of an account balance that is not used to purchase shares of Stock in an Offering ~~provided, that any portion of an Account balance that is not used to purchase shares of Stock in an Offering for any reason (including, but not limited to any balance that is sufficient only to purchase fractional shares of Stock)~~ shall be (i) paid to such Participant in one lump sum in cash within thirty days after the applicable Date of Exercise, without any interest thereon and/or (ii) carried forward and applied toward the purchase of whole shares of Stock for the next Offering Period (provided that any carry-forward with respect to the next Offering Period shall be made in accordance with Treasury Regulation Section 1.423-2(f)(5), including with respect to direct payments).
(b)    Option Price Defined. The purchase price per share of Stock (the “Option Price”) to be paid by a Participant upon the exercise of the Participant’s Option on the Date of Exercise for an Offering Period shall be determined by the Committee and set forth in the applicable Offering, provided, that in all events, the Option Price shall be equal to or greater than 85% of the lesser of: (1) the Fair Market Value of a share of Stock on the Date of Exercise for such Offering Period and (2) the Fair Market Value of a share of Stock on the Date of Grant for such Offering Period.
(c)    Pro Rata Allocations. If the total number of shares of Stock for which Options are to be exercised on any date exceeds the number of shares of Stock remaining unsold under the Plan (after deduction for all shares of Stock for which Options have theretofore been exercised), the Committee shall make a pro rata allocation of the available remaining shares of Stock in as nearly a uniform manner as shall be practicable and the balance of the amount credited to the Account of each Participant which has not been applied to the purchase of shares of Stock shall be paid to such Participant in one lump sum in cash within thirty days after the Date of Exercise, without any interest thereon.
(d)    Information Statement. The Company shall provide each Participant whose Option is exercised with an information statement in accordance with Section 6039(a) of the Code and the Treasury Regulations thereunder. The Company shall maintain a procedure for identifying certificates of shares of Stock sold upon the exercise of Options in accordance with Section 6039(b) of the Code.
5.    WITHDRAWAL FROM THE PLAN.

(a)    Withdrawal Election.  A Participant may withdraw from participation in an Offering at any time, except as otherwise determined by Committee and set forth in the terms of the applicable Offering.  A Participant electing to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form approved by the Committee (the “Withdrawal Election”), not later than fifteen calendar days before the Date of Exercise for such Offering Period, except as otherwise determined

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by Committee and set forth in the terms of the applicable Offering.  A Participant electing to withdraw from the Plan may elect in his or her Withdrawal Election to either (i) withdraw all of the funds then credited to the Participant’s Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Account shall be returned to the Participant in one lump-sum payment in cash within thirty days after such election, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such offering shall terminate; or (ii) exercise the Option for the maximum number of whole shares of Stock on the applicable Date of Exercise and after such exercise cease to participate in the Plan.

(b)    Eligibility following Withdrawal. A Participant who withdraws from the Plan with respect to an Offering, and who is still an Eligible Employee, may elect to participate again in the Plan for any subsequent Offering by delivering to the Company an Authorization pursuant to Section 3(b) hereof.
6.    TERMINATION OF EMPLOYMENT.
(a)    Termination of Employment for any Reason Other Than Death or Due to Disability Occurring Less Than Three Months Prior to the Date of Exercise. If a Participant ceases to be an Employee for any reason other than due to (i) the Participant’s death at any time during an Offering Period, or (ii) the Participant’s Disability occurring less than three months prior to the applicable Date of Exercise for an Offering Period, then any Option(s) held by the Participant on the Date of Termination shall lapse and terminate (taking into account any Authorized Leave of Absence).  Upon a termination described in this Section 6(a), amounts credited to the Participant’s Account shall be returned to the Participant in one lump-sum payment in cash within thirty days after such termination, without any interest thereon.
(b)    Termination of Employment Due to Death.  If a Participant dies while an Employee, any Option(s) then-held by such Participant may be exercised by the Participant’s estate or beneficiary to which the Option is transferred by will or the laws of descent and distribution, in accordance with Section 7 hereof, and after such exercise, the Participant’s participation in the Plan shall terminate. Notwithstanding the foregoing, the Participant’s estate or beneficiary may instead elect by giving written notice to the Committee, no later than five days prior to the applicable Date of Exercise in accordance with procedures established by the Committee, to withdraw all funds credited to the Participant’s Account upon the Participant’s death, in which case amounts credited to the Participant’s Account shall be returned to the Participant’s beneficiary or estate in one lump-sum payment in cash within thirty days after such election, without any interest thereon.
(c)    Termination of Employment Due to Disability Within Three Months Prior to the Date of Exercise.  If a Participant’s status as an Employee terminates due to Disability within three months prior to an applicable Date of Exercise, the Participant (or the Participant’s personal representative or legal guardian in the event of Disability) may elect by giving written notice to the Committee, no later than five days prior to the applicable Date of Exercise in accordance with procedures established by the Committee:
(i)    to withdraw all of the funds then credited to the Participant’s Account as of the Participant’s Date of Termination, in which case amounts credited to such Account shall be returned to the Participant (or the Participant’s guardian) in one lump-sum payment in cash within thirty days after such election, without any interest thereon; or
(ii)    to exercise the Option for the maximum number of whole shares of Stock on the applicable Date of Exercise.
7.    RESTRICTION UPON ASSIGNMENT.
(a)    An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Other than the transfer of an Option by will or the applicable laws of descent and distribution, the Company shall not recognize and shall be under no duty to recognize any assignment or alienation of any interest of the Participant in the Plan or any Option. Notwithstanding the foregoing, in the event of the death of a Participant, the Company may recognize the transfer of an Option pursuant to the operation of a will or the applicable laws of descent or distribution.
(b)    Without the consent of the Committee, no shares of Stock purchased under the Plan may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (collectively, “Transfer”) by the Participant or his or her successors prior to the first anniversary of the Date of Exercise ~~Date~~ with respect to such shares, other than by will or pursuant to the laws of descent and distribution; provided, however, that the foregoing transfer restrictions shall not apply to any Transfer of shares to the Company or any Designated Subsidiary or any Transfer in connection with any transaction described in Section 9 hereof.

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8.    NO RIGHTS OF STOCKHOLDERS UNTIL SHARES ISSUED. With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, unless and until such shares have been issued to the Participant following exercise of the Participant’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs before the date of such issuance, except as otherwise expressly provided herein or by the Committee.
9.    CHANGES IN THE STOCK AND CORPORATE EVENTS; ADJUSTMENT OF OPTIONS.
(a)    Subject to Section 9(c) hereof, in the event that the Committee, in its sole discretion, determines that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:
(i)    the number and kind of shares of Stock (or other securities or property) with respect to which Options may be granted (including, but not limited to, adjustments of the limitation in Section 3(a) hereof on the maximum number of shares of Stock which may be purchased),
(ii)    the number and kind of shares of Stock (or other securities or property) subject to outstanding Options, and
(iii)    the Option Price with respect to any Option.
(b)    Subject to Section 9(c) hereof, in the event of any transaction or event described in Section 9(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any Parent Corporation, any Subsidiary Corporation, or the financial statements of the Company or any Parent Corporation or Subsidiary Corporation, or of changes in applicable laws, regulations, or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken before the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)    To provide that all Options outstanding shall terminate without being exercised on such date as the Committee determines in its sole discretion, in which case all Participant Accounts shall be refunded to the respective Participants in a lump sum in cash within thirty days after such determination, without any interest thereon;
(ii)    To provide that all Options outstanding shall be exercised before the Date of Exercise of such Options on such date as the Committee determines in its sole discretion and such Options shall terminate immediately after such exercises;
(iii)    To provide for either the purchase of any Option outstanding for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option had such Option been currently exercisable and shares issued thereunder sold, or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;
(iv)    To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and
(v)    To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Options, or in the terms and conditions of outstanding Options, or Options which may be granted in the future.

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(c)    No adjustment or action described in this Section 9 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act, or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions.
(d)    The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof of which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
10.    USE OF FUNDS; NO INTEREST PAID. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited to any Participant’s Account with respect to such funds.
11.    AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.
(a)    The Board or the Committee may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval by the Company’s stockholders shall be required to amend the Plan: (1) to increase (other than an increase pursuant to Section 9(a) hereof) the number of shares of Stock that may be sold pursuant to Options under the Plan, or (2) in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board or the Committee, as applicable, shall be entitled to implement new or additional Offerings, change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee, as applicable, determines in its sole discretion advisable which are consistent with the Plan and Section 423 of the Code.
(b)    In the event the Board or the Committee, as applicable, determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or the Committee, as applicable, may, to the extent permitted under Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)    altering, but not reducing, the Option Price for any Offering Period including an Offering Period underway at the time of the change in the Option Price;
(ii)    shortening any Offering Period so that the Offering Period ends on a new Date of Exercise, including an Offering Period underway at the time of such action; and
(iii)    allocating shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Participants.
12.    ADMINISTRATION BY COMMITTEE; RULES AND REGULATIONS.
(a)    Appointment of Committee. The Plan shall be administered by the Committee, which shall be composed of members of the Board. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies, resigns or is removed from office by the Board. The Committee at its option may utilize the services of an Agent and/or employees of the Company to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

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(b)    Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To establish Offerings and applicable Offering Periods;
(ii)    To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical);
(iii)    To select Designated Subsidiaries in accordance with Section 13 hereof; and
(iv)    To construe and interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect, subject to Section 423 of the Code and the regulations promulgated thereunder.
The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.
(c)    Sub-Plans. The Committee may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 2 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
(d)    Compensation; Professional Assistance; Good Faith Actions. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.
(e)    Indemnification. To the extent allowable pursuant to applicable law, each member of the Board and any officer or other employee to whom authority to administer any component of the Plan is delegated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.    DESIGNATION OF SUBSIDIARY CORPORATIONS. The Board or the Committee shall designate from among the Subsidiary Corporations, as determined from time to time, the Subsidiary Corporation or Subsidiary Corporations that shall constitute Designated Subsidiaries, as reflected on Attachment 1, hereof. The Board or the Committee may designate a Subsidiary Corporation, or terminate the designation of a Subsidiary Corporation, without the approval of the stockholders of the Company.
14.    NO RIGHTS AS AN EMPLOYEE. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or to affect the right of the Company, any Parent Corporation or any Subsidiary Corporation to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

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15.    TERM; APPROVAL BY STOCKHOLDERS. ~~Subject to approval by the stockholders of the Company in accordance with this Section, the Plan shall be in effect until March 18, 2020, unless sooner terminated in accordance with Section 11 hereof.~~The Plan shall terminate upon such date as is determined by the Board in its sole discretion. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve months after the date of the adoption of the Plan by the Board. Options may be granted before such stockholder approval; provided, that such Options shall not be exercisable before the time when the Plan is approved by the Company’s stockholders; and, provided, further, that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon terminate without being exercised.
16.    EFFECT UPON OTHER PLANS. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to: (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
17.    CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES.
(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded, and the shares of Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b)    All certificates for shares of Stock delivered pursuant to the Plan and all shares of Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing shares of Stock to reference restrictions applicable to the shares of Stock.
(c)    The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.
(d)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Stock issued in connection with any Option, record the issuance of shares of Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
18.    NOTIFICATION OF DISPOSITION. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made~~: (a) within two years from the Date of Grant of the Option, or (b)~~ within one year after the transfer of such shares of Stock to such Participant upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
19.    NOTICES. Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to any Participant shall be addressed to such Participant at such Participant’s last address as reflected in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to a Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given if provided through an electronic means such as email or facsimile or if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

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20.    ADDITIONAL RESTRICTIONS OF RULE 16B-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act will comply with the applicable provisions of Rule 16b-3. This Plan will be deemed to contain, and such options will contain, and the shares issued upon exercise thereof will be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
21.    EQUAL RIGHTS AND PRIVILEGES. Except with respect to sub-plans designed to be outside the scope of Code Section 423, all Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or applicable Treasury regulations thereunder so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.
22.    ELECTRONIC FORMS. To the extent permitted by applicable state law and in the discretion of the Committee, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Committee (“Electronic Form”). Before the commencement of an Offering Period, the Committee shall prescribe the time limits within which any such Electronic Form shall be submitted to the Committee with respect to such Offering Period in order to be a valid election.
23.    HEADINGS. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
* * * * * *
I hereby certify that the Company’s Second Amended and Restated 2010 Employee Stock Purchase Plan was adopted by the Board of Directors of the Company on March 18, ~~2010~~ 2020, and approved by the Company’s stockholders on ~~June 3, 2010.~~[____].
Executed on this ~~26th~~[__] day of ~~April, 2018.~~[______], 20[__].

Jennifer Hankes Painter
SVP, Chief Legal Officer and Secretary

|US-DOCS\112074471.2||

ASGN® Incorporated VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by June 18, 2020 at 1 a.m. EDT.

Online
Go to **www.envisionreports.com/ASGN** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ASGN

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

ASGN Incorporated Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain
01 - Mark A. Frantz	☐	☐	☐
02 - Jonathan S. Holman	☐	☐	☐
03 - Arshad Matin	☐	☐	☐

	For	Against	Abstain
2. Proposal to approve the Company's Second Amended and Restated ASGN Incorporated 2010 Employee Stock Purchase Plan.	☐	☐	☐
3. Proposal to approve on a non-binding advisory basis the Company's executive compensation for the year ended December 31, 2019.	☐	☐	☐
4. Proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2020 Annual Meeting of Stockholders of ASGN Incorporated will be held on
Thursday, June 18, 2020, virtually via the internet at www.meetingcenter.io/236659043, at 9:00 a.m., Eastern Daylight Time.

To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — ASGN2020.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.envisionreports.com/ASGN

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ASGN

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ASGN Incorporated

Notice of 2020 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 18, 2020

James L. Brill, Jennifer Hankes Painter, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of ASGN Incorporated to be held on June 18, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Mark A. Frantz, FOR Jonathan S. Holman, FOR Arshad Matin, FOR item 2 Approve the Company's Second Amended and Restated 2010 Employee Stock Purchase Plan, FOR item 3 Non-binding advisory vote to approve the Company's executive compensation for the year ended December 31, 2019, and FOR item 4 Ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2020.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

ASGN® Incorporated VOTE

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Online

Go to **www.envisionreports.com/ASGN** or scan the QR code — login details are located in the shaded bar below.

Votes submitted electronically must be received by June 18, 2020 at 1 a.m. EDT.

Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the ASGN Incorporated Stockholder Meeting to be Held on Thursday, June 18, 2020

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. ASGN's 2020 proxy statement and annual report are available at:

www.envisionreports.com/ASGN

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/ASGN**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request them. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 8, 2020 to facilitate timely delivery.

2 N O T C O Y

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Stockholder Meeting Notice

ASGN Incorporated's Annual Meeting of Stockholders will be held on Thursday, June 18, 2020 at 9:00 a.m. EDT, virtually via the internet at www.meetingcenter.io/236659043.
To access the virtual meeting, you must have the 15 digit number that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is ASGN2020.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees and FOR Proposals 2, 3 and 4:

1. Election of Directors nominees:
   01 - Mark A. Frantz
   02 - Jonathan S. Holman
   03 - Arshad Matin
2. Proposal to approve the Second Amended and Restated ASGN Incorporated 2010 Employee Stock Purchase Plan.
3. Proposal to approve on a non-binding advisory basis the Company's executive compensation for the year ended December 31, 2019.
4. Proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2020.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.envisionreports.com/ASGN**. Click Cast Your Vote or Request Materials.

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials ASGN Incorporated" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by June 8, 2020.